UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant  ☒               Filed by a party other than the registrant  ☐
Check the appropriate box:
☐    Preliminary proxy statement
☐    Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒    Definitive proxy statement
☐    Definitive additional materials
☐    Soliciting material pursuant to § 240.14a-12
BANNER CORPORATION
(Name of registrant as specified in its charter)
N/A
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of filing fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026
Proxy Statement

Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Banner Corporation, which will be held on Wednesday, May 20, 2026, at 10:00 a.m., Pacific Time. Our 2026 annual meeting of shareholders will be a virtual meeting conducted solely online via live webcast. There is no physical location for the annual meeting. The online meeting format will facilitate remote shareholder attendance and participation, including the ability to vote your shares electronically and submit questions during the meeting.
You can attend the meeting by visiting https://meetnow.global/M4KQTQY. To participate in the annual meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials.
The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. Directors and officers of Banner Corporation, as well as a representative of Baker Tilly US, LLP, our independent registered public accounting firm, will be available to respond to shareholder questions. We intend to answer questions pertinent to our business immediately following the formal meeting of shareholders.
It is important that your shares are represented at the meeting, whether or not you attend the meeting virtually and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote promptly. You may vote your shares via the Internet or a toll-free telephone number, or by completing and mailing your proxy card. If you attend the virtual meeting using your shareholder control number, you may vote your shares at that time even if you have previously submitted your proxy.
We hope you can attend the virtual annual meeting.
Sincerely,
 Mark J. Grescovich
President and Chief Executive Officer
April 6, 2026

Notice of Annual Meeting of Shareholders

Date Wednesday, May 20, 2026	Time 10:00 a.m., Pacific Time	Record Date March 12, 2026

Location Online at https://meetnow.global/M4KQTQY

Important notice regarding the availability of proxy materials for the annual meeting of shareholders
The accompanying Proxy Statement and proxy card were either made available to you online or mailed to you beginning on or about April 6, 2026. Our Proxy Statement, proxy card and 2025 Annual Report to Shareholders are available at www.bannerbank.com/proxymaterials.

Voting Matters
At or before the 2026 Annual Meeting of Shareholders, we ask that you vote the following items:

Items of Business		Board Recommendation
Proposal 1	Election of twelve directors to each serve for a one-year term.	Vote FOR each director nominee
Proposal 2	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this Proxy Statement.	Vote FOR
Proposal 3	Ratification of the Audit Committee’s appointment of Baker Tilly US, LLP as our independent registered public accounting firm for 2026.	Vote FOR
We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.
Your Vote is Important — How to Vote

Internet Go to www.investorvote.com/BANR or scan the QR code on your proxy card	Telephone Call 1 (800) 652-VOTE (8683) within the USA, US territories and Canada	Mail Sign, date and mail the proxy card	IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum.
To ensure your shares are represented at the meeting, please vote via the Internet or telephone, or sign, date and mail your proxy card. Your proxy is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the virtual annual meeting. Regardless of the number of shares you own, your vote is very important. Please act today. Our 2026 annual meeting of shareholders will be a virtual meeting conducted solely online via live webcast. The online meeting format facilitates remote shareholder attendance and participation, including the ability to vote shares electronically and submit questions during the meeting. To participate in the annual meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials. A list of Banner shareholders as of the record date will be available for inspection, via the “Shareholder” login on the virtual meeting website noted above, by any shareholder (or their agents or attorneys) beginning ten days prior to the meeting and continuing through the meeting. Beneficial owners of shares held in street name who wish to participate in the meeting as a “Shareholder” must register with Computershare no later than 5:00 p.m., Eastern Time, on May 14, 2026. (Late submissions may be processed to the extent feasible, but registration cannot be guaranteed in time for participation in the meeting.) To request registration, forward the proxy-granting email from your broker or email an image of your legal proxy to legalproxy@computershare.com, with a subject line of “Legal Proxy,” or mail your request to Computershare, Banner Corporation Legal Proxy, P.O. Box 43001; Providence, RI 02940-3001. Computershare will confirm your registration and provide you with a unique control number which enables full participation in the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
SHERREY LUETJEN
Secretary, Banner Corporation
Walla Walla, Washington
April 6, 2026

Information About the Annual Meeting
PROXY STATEMENT
OF
BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636
The Board of Directors of Banner Corporation is using this Proxy Statement to solicit proxies from our shareholders for use at the 2026 annual meeting of shareholders. The information provided in this Proxy Statement relates to Banner Corporation and its wholly-owned subsidiary, Banner Bank (collectively, the “Corporation”). Banner Corporation may also be referred to as “Banner” and Banner Bank may also be referred to as the “Bank.” References to “we,” “us” and “our” refer to Banner and, as the context requires, the Bank.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about April 6, 2026, we expect to send our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2025 Annual Report to Shareholders. The Notice of Internet Availability also provides instructions on how to vote by telephone or by Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Information about the Annual Meeting

Date Wednesday, May 20, 2026	Time 10:00 a.m., Pacific Time	Record Date March 12, 2026
Location
Online at https://meetnow.global/M4KQTQY
Proxy materials for the annual meeting of shareholders
Our Proxy Statement, proxy card and 2025 Annual Report to Shareholders are available at www.bannerbank.com/proxymaterials.

BANNER CORPORATION 2026 PROXY STATEMENT	1

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 12, 2026, the voting record date, information regarding share ownership of:
•Those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Banner’s common stock (as of the dates indicated in the footnotes below), other than directors and executive officers;
•Each director and director nominee of Banner;
•Each executive officer named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers” or “NEO”); and
•All directors and executive officers of Banner and Banner Bank as a group.
Persons and groups who beneficially own in excess of five percent of Banner’s common stock are required to file with the SEC, and provide copies to us, reports disclosing their ownership under the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”). To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Banner’s common stock as of the close of business on the voting record date.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if that person has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted share units that will vest within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of the voting record date, there were 33,872,305 shares of Banner common stock outstanding.

2	BANNER CORPORATION 2026 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

Name	Number of Shares Beneficially Owned (1)		Percent of Voting Shares Outstanding (%)

Beneficial Owners of More Than 5%
BlackRock, Inc.	4,951,813	(2)	14.62%
The Vanguard Group	3,816,250	(3)	11.27%
Dimensional Fund Advisors LP	2,257,929	(4)	6.67%
State Street Corporation	1,779,867	(5)	5.25%
Directors
Ellen R.M. Boyer	5,128		*
Connie R. Collingsworth	12,066	(6)	*
Margot J. Copeland	3,747		*
Roberto R. Herencia	15,864		*
John R. Layman	35,365	(7)	*
Monica B. O'Reilly	0		*
John C. Pedersen	6,550		*
Kevin F. Riordan	9,749		*
Terry S. Schwakopf	8,133		*
Judith A. Steiner	1,790		*
Millicent C. Tracey	0		*
Paul J. Walsh	3,747		*
Named Executive Officers
Mark J. Grescovich**	192,432		*
Robert G. Butterfield	10,890		*
James M. Costa	14,822		*
Mark C. Borrecco	4,018		*
Cynthia D. Purcell	31,068		*

All Executive Officers and Directors as a Group (27 persons)	471,184		1.39
*    Less than 1% of shares outstanding.
**    Also a director of Banner.
(1)Shares of restricted stock granted under the 2023 Omnibus Incentive Plan, as to which holders have voting but not investment power, are included as follows: Mr. Herencia, 1,655 shares; Ms. Boyer, 1,138 shares; and Ms. Copeland, 1,019 shares. Also includes the following number of restricted share units granted under the 2018 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan and vesting within 60 days of the voting record date: Mr. Grescovich, 8,923; Mr. Butterfield, 2,825; Mr. Costa, 3,396; Mr. Borrecco, 1,580; Ms. Purcell, 3,256; and all executive officers and directors as a group, 36,235.
(2)Based on a Schedule 13G/A dated January 23, 2024, which reports sole voting power over 4,866,443 shares and sole dispositive power over 4,951,813 shares. According to this filing, the interest of iShares Core S&P Small-Cap ETF is more than 5% of Banner’s total outstanding stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. BlackRock, Inc. has not filed a Schedule 13G/A with respect to Banner since January 23, 2024.
(3)Based on a Schedule 13G/A dated July 29, 2025, which reports shared voting power over 24,648 shares, sole dispositive power over 3,752,179 shares and shared dispositive power over 64,071 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group has not filed a Schedule 13G/A with respect to Banner since July 29, 2025.
(4)Based on a Schedule 13G/A dated February 14, 2024, which reports sole voting power over 2,221,328 shares and sole dispositive power over 2,257,929 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP has not filed a Schedule 13G/A with respect to Banner since February 14, 2024.

BANNER CORPORATION 2026 PROXY STATEMENT	3

Security Ownership of Certain Beneficial Owners and Management
(5)Based on a Schedule 13G dated January 24, 2024, which reports shared voting power over 225,047 shares and shared dispositive power over 1,779,867 shares. The address for State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114-2016. State Street Corporation has not filed a Schedule 13G with respect to Banner since January 24, 2024.
(6)Includes 100 shares held jointly with her husband.
(7)Includes 9,414 shares that have been pledged.

4	BANNER CORPORATION 2026 PROXY STATEMENT

Proposal 1 – Election of Directors
Proposal 1 – Election of Directors
Banner’s Board of Directors currently consists of 13 members. Effective as of the annual meeting, Director Schwakopf will retire and the Board will reduce its size to 12 members. Our Restated Articles of Incorporation provide for the annual election of all directors. The table below sets forth information regarding each nominee for director. The Corporate Governance/Nominating Committee of the Board of Directors selects nominees for election as directors. Each of our nominees currently serves as a Banner director and has consented to being named in this Proxy Statement and has agreed to serve if elected. Director Tracey was appointed to the Board of Directors in September 2025, and Directors O’Reilly and Steiner were appointed to the Board of Directors in March 2026. All three were recommended for appointment by the Corporate Governance/Nominating Committee.
If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of each of the following director nominees.

Name	Age as of December 31, 2025	Year First Elected or Appointed Director	Term to Expire (1)
Board Nominees
Ellen R.M. Boyer	65	2021	2027
Connie R. Collingsworth	67	2013	2027
Margot J. Copeland	74	2022	2027
Mark J. Grescovich	61	2010	2027
Roberto R. Herencia	66	2016	2027
John R. Layman	67	2007	2027
Monica B. O’Reilly	59	2026	2027
John C. Pedersen	68	2021	2027
Kevin F. Riordan	69	2018	2027
Judith A. Steiner	63	2026	2027
Millicent C. Tracey	57	2025	2027
Paul J. Walsh	57	2022	2027
(1)Assuming re-election, the nominees will be elected for a term of one year, expiring at the 2027 annual shareholder meeting, and until their successors are duly elected and qualified, or their earlier retirement, resignation or removal.
Information Regarding Nominees for Election. Set forth below is the principal occupation, as of the voting record date, and other business experience during at least the last five years of each nominee for election, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director of Banner.

BANNER CORPORATION 2026 PROXY STATEMENT	5

Proposal 1 – Election of Directors

Ellen R.M. Boyer

Director Since: 2021	Committees:
	•Audit •Compensation and Human Capital (Chair)	• Executive
Key Qualifications:
•Audit experience; qualifies as an audit committee financial expert
•Certified Public Accountant (Active)
•Experienced chief financial officer and chief operating officer
•Acquisition and strategic planning expertise

Ellen R.M. Boyer has served as Chief Financial Officer for Northwest Center, a nonprofit corporation based in Renton, Washington, since December 2024. Ms. Boyer was previously Chief Financial Officer of Logic20/20, a business and technology consulting firm headquartered in Seattle, Washington, until her retirement in April 2024. Ms. Boyer has over 30 years of finance and operational experience in a variety of industries, including technology, financial services and healthcare. Prior to joining Logic20/20 in 2014, Ms. Boyer held chief financial officer and/or chief operating officer roles at several companies in the Seattle area beginning in 1997. Ms. Boyer was previously an Audit Senior Manager at PriceWaterhouseCoopers, where she worked for 12 years. Ms. Boyer has extensive experience in strategic planning, mergers and acquisitions, governance matters, organizational effectiveness, and audit and financial matters. Ms. Boyer graduated from Oregon State University with degrees in Accounting and Spanish and minors in Computer Science and Latin American Affairs. She maintains an active Certified Professional Accountant license. Ms. Boyer is active in her community and has served on several for-profit and not-for-profit boards, including Umpqua Holdings Corporation (now Columbia Banking System, Inc. (Nasdaq: COLB)) from 2014 through 2016 and Sterling Financial Corporation (subsequently Umpqua and now Columbia) from 2007 through 2014. Ms. Boyer qualifies as an audit committee financial expert. This qualification, together with her deep financial expertise and strategic planning experience, adds value to the Board and the directors believe that Ms. Boyer should continue to serve on the Board of Directors.

Connie R. Collingsworth

Director Since: 2013	Committees:
	•Compensation and Human Capital •Corporate Governance/Nominating (Chair)	•Executive
Key Qualifications:
•Risk management expertise
•Acquisition, business expansion and complex investment experience
•Organizational effectiveness and corporate governance best practices leadership
•Unique insights regarding corporate responsibility issues

Connie R. Collingsworth served as the Chief Operating Officer of the Gates Foundation for more than 20 years, scaling its operations throughout the world to distribute its $9B annual budget. Her responsibilities included managing information technology, operations, human resources, legal and security across the enterprise, including its offices located throughout the world. As the chief legal officer of the Gates Foundation, she served as an advisor to the Trustees and its independent board on governance, risk management, regulatory compliance, executive compensation and CEO succession. Prior to joining the Gates Foundation, Ms. Collingsworth was a corporate securities partner at K&L Gates, one of the largest law firms in the world, where her practice focused on leading venture capital, private equity and M&A transactions. Ms. Collingsworth previously served on the Board of Directors and as Chair of the Compensation Committee of Premera Blue Cross, the largest health plan provider in the Pacific Northwest. She currently serves as an advisory board member of Planet First Partners, a European private equity firm, and holds board roles on several nonprofit organizations. Related activities include Affiliate Professor at the University of Washington Foster School of Business teaching Corporate Governance and serving as an Executive Sponsor of Bank of America’s Enterprise Executive Development Program. Ms. Collingsworth was honored as one of WomenInc. magazine’s 2019 Most Influential Corporate Directors. Based on these qualifications, the directors believe that Ms. Collingsworth should continue to serve on the Board of Directors.

6	BANNER CORPORATION 2026 PROXY STATEMENT

Proposal 1 – Election of Directors

Margot J. Copeland

Director Since: 2022	Committees:
•Compensation and Human Capital •Credit Risk
Key Qualifications: •Extensive banking and executive leadership •Philanthropic and community engagement experience •Corporate responsibility expertise
Margot J. Copeland specializes in developing strategies in the areas of workforce development and management, leadership, diversity and inclusion, philanthropy, and community outreach and engagement. Ms. Copeland has over 20 years of experience, with her previous positions being at KeyBank (a subsidiary of KeyCorp (NYSE: KEY)) and its affiliate, KeyBank Foundation, in Cleveland, Ohio. At KeyBank, she was Executive Vice President and Director Corporate Philanthropy and Community Engagement from 2001 through 2019. During the same period, she served as Board Chair and Chief Executive Officer for KeyBank Foundation. As a corporate officer and leader of corporate philanthropy and civic engagement, Ms. Copeland was a member of KeyBank’s Corporate Social Responsibility Council, which focused on philanthropic investments, corporate citizenship, and regulatory and corporate strategy. She was also a member of the Diversity & Inclusion Council and she served as KeyBank’s Chief Diversity Officer from 2001 through 2013. Prior to joining KeyBank, Ms. Copeland served on the Advisory Board of US Bank (formerly Firstar) from 1998 through 2001. Ms. Copeland is actively involved in her community, having served on a number of advisory boards and boards of directors for educational institutions, health care systems, community organizations and other nonprofit entities. She currently serves on the Board of Trustees for The Cleveland Clinic and the Board of Directors for AARP, among others. Ms. Copeland received a Master’s degree from The Ohio State University, a Bachelor of Science in Physics from Hampton University, Hampton, Virginia and an Honorary Doctorate of Humane Letters from Cuyahoga Community College, Cleveland, Ohio. With her vast experience in social responsibility and her long-tenured connection to banking, the directors believe that Ms. Copeland should continue to serve on the Board of Directors.

Mark J. Grescovich
President and CEO
Director Since: 2010	Committees:
	•Credit Risk •Executive	•Risk
Key Qualifications: •Extensive bank leadership experience •Acquisition and strategic planning expertise •Credit and risk management expertise
Mark J. Grescovich is President and Chief Executive Officer, and a director, of Banner Corporation and Banner Bank. Mr. Grescovich joined Banner Bank in April 2010 and became Chief Executive Officer in August 2010 following an extensive banking career specializing in finance, credit administration and risk management. Under his leadership, Banner has grown from $4.7 billion in assets in 2010 to more than $16 billion through organic growth as well as selective acquisition. During that time, Mr. Grescovich has guided the expansion of Banner’s footprint to over 135 locations in four states. Prior to joining Banner, Mr. Grescovich was the Executive Vice President and Chief Corporate Banking Officer for Akron, Ohio-based FirstMerit Corporation and FirstMerit Bank N.A. He assumed responsibility for FirstMerit’s commercial and regional line of business in 2007, having served since 1994 in various commercial and corporate banking positions, including that of Chief Credit Officer. Prior to joining FirstMerit, Mr. Grescovich was a Managing Partner in corporate finance with Sequoia Financial Group, Inc. of Akron, Ohio, and a commercial and corporate lending officer and credit analyst with Society National Bank of Cleveland, Ohio. He has a Bachelor of Business Administration degree in finance from Miami University and a Master of Business Administration degree, also in finance, from The University of Akron.

BANNER CORPORATION 2026 PROXY STATEMENT	7

Proposal 1 – Election of Directors

Roberto R. Herencia
Board Chair
Director Since: 2016	Committees:
	•Compensation and Human Capital •Corporate Governance/Nominating	•Credit Risk •Executive (Chair)
Key Qualifications: •Extensive bank leadership experience, including as a director and chief executive officer •Acquisition and strategic planning expertise •Credit and risk management expertise
Roberto R. Herencia is President and Chief Executive Officer of BXM Holdings, a fund specializing in community bank investments. He is a director and Chairman of the Board of First BanCorp. (NYSE: FBP) and its subsidiary, FirstBank Puerto Rico, positions he has held since October 2011. He has been an independent director and the Chairman of the Board of Byline Bancorp (NYSE: BY) and its subsidiary bank, Byline Bank, since June 2013, and effective February 12, 2021, he assumed the role of Chief Executive Officer of Byline Bancorp. Between 2009 and 2010, Mr. Herencia was President and Chief Executive Officer of Midwest Banc Holdings, Inc. and its subsidiary, Midwest Bank and Trust. Prior to that, he spent 17 years with Popular Inc. as its Executive Vice President and as President of Popular Inc.’s subsidiary, Banco Popular North America. Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago (now J.P. Morgan Chase) in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division. Mr. Herencia previously served on the US International Development Finance Corporation’s Board of Directors, to which he was appointed by President Obama in 2011. He graduated magna cum laude and received his Bachelor of Science in Business Administration degree in finance from Georgetown University and his Master of Business Administration degree from the Kellogg School of Management at Northwestern University. Based on these qualifications, the directors believe that Mr. Herencia should continue to serve on the Board of Directors.

John R. Layman

Director Since: 2007	Committees:
•Audit •Risk
Key Qualifications:
•Extensive legal experience, including in mergers and acquisitions and complex litigation matters
•Bank leadership and operational experience
•Risk management expertise
•Strategic planning experience

John R. Layman served as Co-Vice Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007. He is Managing Partner of Layman Law Firm, PLLP, with which he has been associated since 1983. His areas of practice include real estate development, commercial litigation, personal injury and product liability. He also has experience in securities litigation, fiduciary obligations, corporate governance and compliance and reporting requirements. Based on these qualifications, the directors believe that Mr. Layman should continue to serve on the Board of Directors.

8	BANNER CORPORATION 2026 PROXY STATEMENT

Proposal 1 – Election of Directors

Monica B. O’Reilly

Director Since: 2026	Committees:
•Corporate Governance/Nominating •Risk
Key Qualifications:
•Deep expertise in enterprise and operational risk management
•Corporate governance best practices and organizational effectiveness expertise
•Significant experience in regulatory compliance

Monica B. O’Reilly is a strategic leader who leverages over 30 years of experience helping global financial services companies achieve business results. She is an advisor to Fortune 500 C-suite executives, corporate boards and audit committees on regulatory compliance, enterprise and operational risk management, artificial intelligence and cybersecurity. Ms. O’Reilly was the Vice Chairman and US Financial Services Leader at Deloitte from 2020 to 2025, and served on Deloitte’s Board Council and Strategic Investment Committee in which she oversaw various acquisitions and investments. Under her leadership as Co-Chair for Deloitte’s Nominating Committee, she oversaw CEO and board director selection. Recognized as an industry expert, Ms. O’Reilly has co-authored reports on board governance, the financial marketplace, and risk management. She was named as one of the “Most Influential Women in Business” by the San Francisco Business Journal in 2021. Ms. O’Reilly holds a B.A. in English and Education from Queen’s University Belfast and completed Wharton Business School’s Executive Leadership Program. Ms. O’Reilly’s deep risk management and corporate governance expertise adds value to the Board and the directors believe that Ms. O’Reilly should continue to serve on the Board of Directors.

John C. Pedersen

Director Since: 2021	Committees:
	•Audit •Executive	•Credit Risk (Chair) •Risk (Chair)
Key Qualifications:
•Extensive bank leadership experience, including as a chief risk officer
•Deep expertise in risk management
•Acquisition and strategic planning expertise
•Corporate governance best practices and organizational effectiveness expertise

John C. Pedersen was with City National Bank of Los Angeles, California from 2004, serving as Executive Vice President and Chief Risk Officer from 2006 until his retirement in 2019. He has over three decades of progressive commercial banking credit and risk management responsibilities and significant expertise in establishing and managing risk management functions within a regional bank setting. Mr. Pedersen is skilled in strategic planning, including turn-around and growth strategies. He has a thorough understanding of many aspects of banking, including retail, small business, commercial real estate, dealer banking, consumer lending, mortgage banking and middle market lending. Mr. Pedersen began his career in government and held staff and leadership positions with the Office of the Comptroller of the Currency and the Office of Thrift Supervision. After government service, Mr. Pedersen managed a wide range of risk management activities for several financial institutions, including First Interstate Bancorp, KeyCorp, Wachovia and Bank of the West. Active in the community, Mr. Pedersen is involved with various philanthropic organizations that facilitate the micro-financing of small business entrepreneurs domestically and abroad. Mr. Pedersen earned a Bachelor of Business Administration degree in finance and accounting from the University of Oklahoma. Mr. Pedersen’s deep risk management expertise and broad banking experience add value to the Board and the directors believe that Mr. Pedersen should continue to serve on the Board of Directors.

BANNER CORPORATION 2026 PROXY STATEMENT	9

Proposal 1 – Election of Directors

Kevin F. Riordan

Director Since: 2018	Committees:
	•Audit (Chair) •Compensation and Human Capital	•Credit Risk •Executive
Key Qualifications: •Audit experience; qualifies as an audit committee financial expert •Risk management expertise •Corporate governance best practices and organizational effectiveness expertise
Kevin F. Riordan retired as a Banking & Capital Markets audit and client service Partner of PricewaterhouseCoopers LLP (PwC), a global professional services firm, in June 2014, having served in that capacity since 2000. Prior to joining PwC in 1994, Mr. Riordan served various banking and securities trading companies as both an independent auditor and senior financial/accounting executive. During his career at PwC, Mr. Riordan gained significant experience working with the boards and audit committees of publicly traded banking and lending institutions while managing major client relationships across multiple markets. In those roles, Mr. Riordan developed expertise in complex accounting, auditing and financial reporting matters. He has been a Certified Public Accountant since 1983. Mr. Riordan’s qualification as an audit committee financial expert was the primary reason for his nomination to the Board. The directors believe that this qualification, together with his experience with banking entities and financial reporting matters, support Mr. Riordan’s continued service on the Board of Directors.

Judith A. Steiner

Director Since: 2026	Committees:
•Credit Risk •Risk
Key Qualifications: •Extensive legal experience as a bank general counsel •Bank leadership and risk management expertise •Significant financial services experience
Judith A. Steiner has more than 30 years of experience in the financial services industry, with significant expertise in the areas of legal, risk and compliance. She served as Executive Vice President and Chief Risk Officer of Banner Bank from 2016 to 2021. Prior to Banner, Ms. Steiner served in various roles including Executive Vice President, Chief Risk Officer, General Counsel and Secretary of FirstMerit Bank, N.A. from 2008 to 2015. In these roles, her areas of responsibility included enterprise risk management (ERM), compliance, anti-money laundering (AML), Bank Secrecy Act (BSA), Office of Foreign Assets Control (OFAC), fraud, Community Reinvestment Act, insurance, and credit review. Ms. Steiner earned a Juris Doctor from Case Western Reserve University and a Bachelor of Arts from the University of Akron. The directors believe that Ms. Steiner’s risk management and legal experience with banking entities support Ms. Steiner’s continued service on the Board of Directors.

10	BANNER CORPORATION 2026 PROXY STATEMENT

Proposal 1 – Election of Directors

Millicent C. Tracey

Director Since: 2025	Committees:
•Corporate Governance/Nominating •Risk
Key Qualifications: •Extensive banking leadership, including as a director •Payments services, fintech, cybersecurity and technology experience •Advisory board experience
Millicent C. Tracey has more than 20 years of experience in the financial services industry with significant expertise in the areas of banking, payment services, and fintech strategies. She currently serves as a Board Director for Dwolla, Inc., a privately held fintech company. She worked for Wells Fargo Bank, a subsidiary of Wells Fargo & Company (NYSE: WFC), in the San Francisco Bay area for more than 19 years, most recently as Senior Vice President, Payments API Product Manager from 2014 until 2019. She has advised on business-to-business digital payments strategies, innovative technology solutions, product go-to-market launch strategies, regulatory compliance, cybersecurity, fraud, treasury management, and risk mitigation strategies. These skills and experience are highly relevant to Banner’s current business environment, and the directors believe Ms. Tracey should continue to serve on the Board of Directors. Ms. Tracey served on the Board of Directors of California BanCorp (Nasdaq: CALB) and its banking subsidiary, California Bank of Commerce, from 2021 until 2024. She earned a Juris Doctor from Mitchell Hamline School of Law and a Bachelor of Arts from the University of Wisconsin – Madison.

Paul J. Walsh

Director Since: 2022	Committees:
•Audit •Risk
Key Qualifications: •Strong technology, information security, cybersecurity and digital expertise •Leadership and advisory board experience
Paul J. Walsh is currently Global Chief Information Officer at Sony Group Corp. (NYSE: SONY), and was formerly Senior Vice President, Head of Digital, Engineering, and IT at Sony Interactive Entertainment (part of Sony Group Corp.) in Kirkland, Washington, which he joined in January 2022. He was an Executive-In-Residence with Adobe (NYSE: ADBE) in Kirkland, Washington, from 2021 to 2022. Mr. Walsh served as Senior Vice President and Global Chief Digital Officer with Lenovo (OTCM: LNVGF) in Kirkland, Washington, from 2018 to 2020. Prior to Lenovo, Mr. Walsh served as Senior Vice President, Platform Strategy & Innovation for Visa Inc. (NYSE: V) in Kirkland, Washington, from 2016 to 2018. Mr. Walsh previously served as the Global Chief Information Officer at Dell (NYSE: DELL) in Austin, Texas, from 2013 through 2015. Mr. Walsh is also an experienced advisory board member. Mr. Walsh received a Bachelor of Science, BSc Computer Science at Griffith College, Dublin, Ireland. He is a technology leader with more than 25 years of experience in both scale and scope with some of the most respected brands in the industry. With his advisory board experience and technical background, the directors believe Mr. Walsh should continue to serve on the Board of Directors.

Director Nomination Process. The Corporate Governance/Nominating Committee oversees the director nomination process. The Committee may consider both incumbent and new directors to nominate for election at each annual meeting of shareholders and may recommend that the Board appoint new directors to serve until the next annual meeting of shareholders. Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting.
The Corporate Governance/Nominating Committee oversees two annual evaluations to assist in its director nomination process. The annual Board of Directors evaluation provides an opportunity for directors and senior management to provide feedback on the Board’s performance. A separate annual evaluation is conducted to gather directors’ feedback on the performance of each individual director. The results of these evaluations are used to inform the Committee’s governance practices, including its director nomination deliberations.

BANNER CORPORATION 2026 PROXY STATEMENT	11

Proposal 1 – Election of Directors
The Committee maintains a director attributes matrix to assist in the director nomination process and in the Committee’s development of an appropriate director candidate pipeline. The matrix enables the Committee to continually monitor the degree to which critical skills, experience and other attributes selected by the Committee are represented on the Board and to anticipate future needs in light of any anticipated director retirements. This matrix is provided in the section of this Proxy Statement titled, “The Right Skills for Our Board.” Additionally, in its deliberations for selecting candidates for director, the Committee seeks individuals of integrity, with a proven record of professional accomplishments and/or civic leadership, sound business judgment and practical wisdom, risk oversight skills, an ability to represent a broad spectrum of interests, an ability to work collaboratively with other directors and our executives, an inquiring and independent mind, who can function well as discussion leaders and consensus builders. The Committee also considers the candidate’s knowledge of the banking business and whether the candidate would provide adequate representation of our market area. Any nominee for director recommended by the Committee must be highly qualified in some or all of these areas. Although our Board believes that diversity of backgrounds, qualifications and perspectives is important to the effectiveness of the Board’s oversight of Banner, there are no mandatory diversity criteria applicable to the director nominations process. As of the voting record date, 9 of our 13 directors self-identified as having at least one diversity characteristic (i.e., gender, race, ethnicity and/or national origin).
In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. The Committee has also used an executive search and leadership consulting firm and other professional sources for qualified nominees, especially with respect to candidates with unique skill sets, such as a qualified financial expert. Considering the potential pool of director candidates, the Committee selects the candidate that best meets the then-current needs of the Board, and conducts a thorough investigation of the proposed candidate’s background. The Committee will also consider director candidates recommended by our shareholders. If a shareholder submits a proposed nominee, the Committee will consider the proposed nominee, along with any other proposed nominees, in the same manner in which the Committee would evaluate its own nominees for director. For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.
Director Commitments. In accordance with our Corporate Governance Guidelines, our Board believes that in addition to directors possessing the skills and judgment to perform their functions, they should devote sufficient time and attention necessary to fulfill their duties and responsibilities as directors. The Corporate Governance/Nominating Committee considers whether directors and nominees for director have sufficient time and attention to devote to Board duties, including whether a director serves on an excessive number of boards.
Our Corporate Governance Guidelines provide that non-employee directors should notify the Chair of the Board, the Chair of the Corporate Governance/Nominating Committee and the CEO prior to accepting (i) a directorship or similar position with another for-profit business not affiliated with the Corporation or (ii) a significant commitment (e.g., service on an advisory board) involving affiliation with another for-profit business or a governmental, regulatory or self-regulatory body that could involve a conflict of interest. The Corporate Governance/Nominating Committee or the Board may then evaluate the change in circumstances or proposed directorship or other commitment, as applicable, in light of the individual circumstances, and the relevant director should be prepared to offer their resignation as a director if so requested by the Corporate Governance/Nominating Committee or the Board. Each director is also required to annually disclose any employment or directorships outside of Banner. This annual disclosure provides another opportunity to assess director commitments and possible conflicts of interest.
The Corporate Governance/Nominating Committee also oversees an annual Board of Directors evaluation in which directors and senior management provide feedback on the Board’s performance, including whether the Board appropriately deals with conflicts of interest. A separate annual evaluation is conducted to gather directors’ feedback on the performance of each individual director; the results of this evaluation are used to inform the Committee’s director nomination deliberations.
Our Board believes that each of our director nominees has demonstrated the ability to devote sufficient time and attention to board duties and to fulfill the responsibilities required of directors.

12	BANNER CORPORATION 2026 PROXY STATEMENT

Proposal 1 – Election of Directors
In addition to serving as our Board’s Chairman, Roberto Herencia serves as Chief Executive Officer and Executive Chair of Byline Bancorp (NYSE: BY) and Chairman of First BanCorp (NYSE: FBP). Our Board strongly believes that Chairman Herencia’s other board and professional commitments do not impede his ability to devote sufficient time and attention to his duties as Chairman of Banner’s Board, as demonstrated by the following:
•Chairman Herencia is a highly engaged and high performing director, as evidenced by his impeccable record of meeting preparation and attendance. In the past four years, Chairman Herencia has participated in 100% of Board meetings and 100% of the meetings of the Board committees of which he has been a member. His perfect attendance record is evidence of his commitment and engagement with the Corporation.
•Chairman Herencia actively participates in the discussions at the Board and committee meetings, including providing valuable and constructive feedback from a strategic, financial, risk and reputational perspective. Chairman Herencia’s insightful questions and comments contribute significantly to discussions, as well as the decision-making process, in which he is actively involved.
•Chairman Herencia appropriately engages with management and other directors outside of the Board and committee meetings.
•Chairman Herencia has vast experience in the financial industry, including overseeing and managing a bank through a financial crisis, and he possesses significant expertise in mergers and acquisitions, including integration activities.
•Chairman Herencia’s experience with other boards of directors of public companies that are also financial institutions provides him with additional insights and experience that enhance his value to our Board.
•Chairman Herencia has assured our Board that he continues to be committed to serving our Board and devoting the time and attention that his duties and responsibilities require.

BANNER CORPORATION 2026 PROXY STATEMENT	13

Proposal 1 | The Right Skills for our Board
The Right Skills for Our Board
As a part of the Board evaluation and director selection processes, the Corporate Governance/Nominating Committee maintains a Director Attributes Matrix (described further in the “Director Nomination Process” section of this Proxy Statement). The Corporate Governance/Nominating Committee and the Board believe that the director nominees for 2026 provide Banner with the right mix of skills and experience necessary for a highly functioning board that can provide effective oversight for the Company. The chart below illustrates the director nominees who consider themselves to be skilled in each category.

14	BANNER CORPORATION 2026 PROXY STATEMENT

Corporate Governance
Corporate Governance
Strong governance practices support long-term, sustainable value creation for our shareholders and provide a foundation for effective Board oversight. Our Board is committed to maintaining an effective corporate governance framework. The Board of Directors has maintained comprehensive Corporate Governance Guidelines since 2018 to provide a framework to assist the Board in fulfilling its responsibilities to shareholders. The Guidelines, as amended from time to time, are available on our website at https://investor.bannerbank.com and cover a wide range of topics including: Board composition; selection, tenure, evaluation and retirement of Board members; Board leadership; and director responsibilities. The Board’s Corporate Governance/Nominating Committee is responsible for initiatives to comply with the governance-related provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder, as well as Nasdaq rules regarding corporate governance. The Committee evaluates and improves our corporate governance principles and policies from time to time, as deemed appropriate. Our governance framework is discussed in detail below.
Board of Directors
The Board of Directors conducts its business through Board meetings and through its committees. During the year ended December 31, 2025, the Board of Directors held 13 meetings. Each director attended more than 75% of the total meetings of the Board and committees on which that director served during this period.
Leadership Structure
The positions of Board Chair and of President and Chief Executive Officer are held separately by two individuals. This has been the case since 1995, when Banner was formed to become the holding company for Banner Bank. The Board believes this structure is appropriate for Banner because it provides the Board with capable leadership and independence from management. It also allows the President and Chief Executive Officer to focus on day-to-day management, while the Chair leads the Board.
Committees and Committee Charters
The Board of Directors has established standing Executive, Audit, Compensation and Human Capital, Corporate Governance/Nominating, Credit Risk, and Risk Committees. The Board has adopted written charters for each committee other than the Executive Committee. These charters are available on our website at
https://investor.bannerbank.com. Our directors’ current membership on these committees is reflected below.

	Audit	Compensation and Human Capital	Corporate Governance/Nominating	Credit Risk	Executive	Risk
Ellen R.M. Boyer	X	X (Chair)			X
Connie R. Collingsworth		X	X (Chair)		X
Margot J. Copeland		X				X
Mark J. Grescovich				X	X	X
Roberto R. Herencia (Board Chair)		X	X	X	X (Chair)
John R. Layman	X					X
Monica B. O’Reilly			X			X
John C. Pedersen	X			X (Chair)	X	X (Chair)
Kevin F. Riordan	X (Chair)	X		X	X
Judith A. Steiner				X		X
Terry S. Schwakopf			X			X
Millicent C. Tracey			X			X
Paul J. Walsh	X					X

BANNER CORPORATION 2026 PROXY STATEMENT	15

Corporate Governance
Executive Committee. The Executive Committee acts for the Board of Directors when formal Board action is required between regular meetings. The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers with Banner subsidiaries. The Executive Committee met once during the year ended December 31, 2025.
Audit Committee. The Audit Committee oversees management’s fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also has the sole authority to appoint or replace our independent registered public accounting firm (“Independent Auditor”) and oversees the activities of our internal audit functions. The Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to the quality and integrity of financial reports and other financial information provided by the Corporation and the Corporation’s systems of internal accounting and financial controls; the oversight and periodic evaluation of the Independent Auditor’s qualifications, independence and performance; the annual performance review and compensation of the Chief Audit Executive; the Corporation’s compliance with legal and regulatory requirements, including disclosure controls and procedures with respect to financial reporting matters; review of controls governing relevant cybersecurity incident and risk disclosures; coordination with the Corporation’s Compensation and Human Capital Committee regarding any application of the Corporation’s Compensation Recovery Policy; and the review of internal controls related to external corporate responsibility reporting.
The Corporation’s Independent Auditor routinely attends Audit Committee meetings and the Audit Committee regularly meets in executive session with the Corporation’s Independent Auditor. The Audit Committee also routinely meets in executive session with the Corporation’s Chief Audit Executive.
The Audit Committee believes it has fulfilled its responsibilities under its charter. The Committee met eight times during the year ended December 31, 2025. Each member of the Audit Committee is “independent,” in accordance with the requirements for companies quoted on The Nasdaq Stock Market (“Nasdaq”). In addition, the Board of Directors has determined that Directors Boyer and Riordan meet the definition of “audit committee financial expert,” as defined by the SEC.
Compensation and Human Capital Committee. The Compensation and Human Capital Committee sets compensation policies and levels for directors and executive officers and oversees all of our salary and incentive compensation programs. The Committee seeks to ensure that our compensation programs appropriately balance risk and reward. The Committee considers a wide variety of human capital management matters, including talent management and succession planning, employee engagement and inclusion initiatives and results, and pay equity reviews and results. The Committee also oversees corporate responsibility matters related to human capital resource management in coordination with the Corporate Governance/Nominating Committee; and oversees and administers the Corporation’s Compensation Recovery Policy.
The Compensation and Human Capital Committee believes it has fulfilled its responsibilities under its charter. The Committee met six times during the year ended December 31, 2025. Each member of the Compensation and Human Capital Committee is “independent,” in accordance with the requirements for companies quoted on Nasdaq. In addition, each member of the Committee also qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
The Committee meets, outside of the presence of our CEO, Mr. Grescovich, to discuss his compensation and to make its associated recommendations to the full Board, which then votes on Mr. Grescovich’s compensation. Mr. Grescovich makes recommendations to the Committee regarding the compensation of all other executive officers. The Committee considers Mr. Grescovich’s recommendations and makes a recommendation to the full Board, which then votes on executive compensation.
Additional discussion regarding the Committee’s significant activities for fiscal year 2025 can be found in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

16	BANNER CORPORATION 2026 PROXY STATEMENT

Corporate Governance
Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee oversees the Corporation’s efforts to maintain the highest standards and best practices in all critical areas relating to the management of the business of Banner. The Committee oversees the Board’s annual review of Board performance and reviews and recommends to the Board Corporate Governance Guidelines. Additionally, the Committee reviews the Corporation’s corporate responsibility framework and initiatives and reviews policies and programs that relate to matters of corporate social responsibility. The Committee is also responsible for succession planning for the Board of Directors, including identifying needed skills and backgrounds (including cybersecurity and artificial intelligence expertise), developing a list of nominees for board vacancies and selecting nominees for directors. The Committee also oversees our directors’ continuing education and ongoing training.
The Corporate Governance/Nominating Committee believes it has fulfilled its responsibilities under its charter. Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq. The Committee met six times during the year ended December 31, 2025.
Credit Risk Committee. The Credit Risk Committee provides oversight of Banner’s credit risk structure and the processes established to identify, understand, measure, monitor and manage Banner’s credit risks. The Committee serves as the primary point of contact between the Board and the management-level committees dealing with credit risk management. The Committee is intended to enhance the Board’s oversight and understanding of credit risk management activities and the effectiveness thereof. Additional detail is provided below in “Board Involvement in the Risk Management Process.” The Credit Risk Committee met four times during the year ended December 31, 2025.
Risk Committee. The Risk Committee provides oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor and manage our capital risk, market/price risk, liquidity risk, interest rate risk, operational risk, technology/cybersecurity risk, legal/regulatory compliance risk, people risk, reputation risk, strategic risk, and corporate responsibility risk. The Committee is responsible for reviewing the Corporation’s progress on corporate responsibility risk management initiatives and activities, including climate change risk management relative to any stated corporate responsibility program goal. The Committee also reviews management’s strategies and policies for managing these risks and serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness. Additional detail is provided below in “Board Involvement in the Risk Management Process.” The Risk Committee met five times during the year ended December 31, 2025.
Executive Sessions
Our Board regularly uses executive sessions to provide opportunities for candid and confidential conversations among the independent directors. Executive sessions are also used for discussions with specific individuals, including both executive officers and third parties, to enable the Board and its committees to more effectively fulfill their responsibilities.
Director Independence

Our common stock is listed on The Nasdaq Global Select Market. In accordance with Nasdaq rules, at least a majority of our directors must be independent directors. The Board has determined that 12 of our 13 directors are independent, as defined by Nasdaq. Ellen R.M. Boyer, Connie R. Collingsworth, Margot J. Copeland, Roberto R. Herencia, John R. Layman, Monica B. O’Reilly, John C. Pedersen, Kevin F. Riordan, Terry S. Schwakopf, Judith A. Steiner, Millicent C. Tracey, and Paul J. Walsh are independent. Former director David A. Klaue, who passed away in 2025, was also independent.

BANNER CORPORATION 2026 PROXY STATEMENT	17

Corporate Governance
Director Tenure
The Corporate Governance/Nominating Committee seeks to select directors who will contribute to Banner’s corporate goals. In this endeavor, the Committee recognizes the importance of Board refreshment as well as the value of Board tenure. As of the record date, March 12, 2026, Banner’s 12 non-management directors had an average tenure of 6.4 years. (Partial years of service are rounded to the nearest full year for tenure calculations.)

Director Independence
92%
12 of 13 directors are independent
Board Involvement in the Risk Management Process
The Board of Directors recognizes that effective risk management requires a high level of cooperation between the Board and senior management. Nonetheless, the Board maintains its independence in overseeing the conduct of Banner, including the risk management process. The Board’s structure supports its risk oversight function by maintaining Audit, Credit Risk and Risk Committees and through the separation of the positions of Board Chair and President and Chief Executive Officer as described above.
Directors keep themselves informed of the activities and condition of Banner and of the risk environment in which it operates by regularly attending Board and assigned committee meetings, and by review of meeting materials, internal and external auditors’ findings and recommendations, and supervisory communications. Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Banner and the Bank through periodic briefings from senior management, counsel, auditors or other consultants, and through formal director education. The Corporate Governance/Nominating Committee monitors and evaluates director training and information resources.
The Board oversees the conduct of Banner’s business and risk management functions by:
•Monitoring the selection, evaluation and retention of competent senior management;
•Establishing, with senior management, Banner’s strategic business objectives, and adopting operating policies to support these objectives in a legal and sound manner;
•Monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;
•Overseeing Banner’s business performance; and
•Ensuring that the Bank helps to meet our communities’ credit needs.
These responsibilities are governed by a complex framework of federal and state laws and regulations as well as regulatory guidelines applicable to the operation of Banner and the Bank.

18	BANNER CORPORATION 2026 PROXY STATEMENT

Corporate Governance
All significant risk-taking activities are covered by written policies that are communicated to appropriate employees. Specific policies cover material credit, market, liquidity, operational, cybersecurity, legal and reputation risks. The policies are formulated to further Banner’s business plan in a manner consistent with safe and sound practices. The Board requires that all such policies be monitored by senior management to help ensure that they conform with changes in laws and regulations, economic conditions, and Banner’s and the Bank’s circumstances. The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, comply with laws and regulations and protect Banner against external crimes and internal fraud and abuse. Banner maintains a Board-approved policy governing the responsible use of generative artificial intelligence, which is designed to address the potential benefits and risks of this technology.
Management provides the Board with the information needed to monitor Banner’s operations. Senior management reports to the Board, recognizing that the level of detail and frequency of senior management reports will vary with the nature of the risk under consideration and Banner’s and the Bank’s unique circumstances.
The Risk Committee reviews management’s strategies and policies for managing enterprise-wide risks and the processes established to identify, measure, monitor and manage those risks. The Risk Committee also serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness.
The Credit Risk Committee provides oversight regarding Banner’s credit risk structure and the processes established to identify, understand, measure, monitor and manage our credit risks. The establishment of the Credit Risk Committee allows for more focused oversight of credit risks by directors with relevant expertise, while simultaneously enabling the Risk Committee to devote its attention to other key enterprise risks, including cybersecurity, anti-money laundering, fraud, legal and regulatory risk. The Risk Committee receives regular reports from management in each of these key risk areas.
The Board has also established a mechanism for independent third-party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management. This is accomplished, for example, by the Chief Audit Executive reporting directly to the Audit Committee. In addition, an annual external audit is performed. The Audit Committee reviews the independent registered public accounting firm’s findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations. The Audit Committee provides regular reports of its activities to the Board.
The Board also reviews regulatory reports of inspection and examination or other supervisory activity, and any other material correspondence received from Banner’s regulators. Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.
Cybersecurity Risk Management
The Board of Directors oversees our management of information and cybersecurity risks. We manage cybersecurity risks through our Information Security Program and related policies and standards. The Board of Directors plays a crucial role, annually reviewing and approving the Information Security Program. The Board’s Corporate Governance/Nominating Committee considers information technology and cybersecurity expertise when assessing potential director candidates, to help ensure the Board of Directors has the capability to appropriately oversee management’s activities in these areas. The Board’s Risk Committee directly oversees information technology and cybersecurity activities and risks through the review of regular management reporting and discussions with senior management regarding the effectiveness of our Information Security Program. In connection with its review of these risks, the Risk Committee also reviews management’s plans to mitigate risk. Our cybersecurity risk management and strategy are integrated into our enterprise-wide risk management program, leveraging a “three lines of defense” model to manage risk within the organization. Technology risk (including cybersecurity risk) continues to be a key risk area, with management measuring inherent risk, mitigating controls, and residual risk on a quarterly basis.

BANNER CORPORATION 2026 PROXY STATEMENT	19

Corporate Governance

CYBERSECURITY GOVERNANCE PRINCIPLES
•Protect the confidentiality, integrity and availability of Banner data by means of comprehensive security policies, processes and technologies that allow for the proper protection of data and that facilitate secure, robust access
•Continually maintain a scalable, secure and reliable production environment by means of advanced security processes and technologies to facilitate comprehensive attack identification, analysis and response
•Design and maintain a secure digital environment to protect and enable Banner’s operations by implementing effective and secure technologies
•Establish a mutual culture of security by creating a secure environment and a strong alliance with all employees in the practice of information security
•Engage external expertise as part of the verification and ongoing testing of an effective cybersecurity program

The ability to mitigate cybersecurity risks depends on an effective risk assessment process that identifies, measures, controls, and monitors material risks from cybersecurity threats. These threats include any potential unauthorized activities that could compromise the confidentiality, integrity, or availability of Banner’s information systems and data. Our Information Security Program includes a comprehensive information security risk assessment process that incorporates the following elements:
•Identifying threats, measuring risk, defining information security requirements, and implementing controls to reduce risk;
•Identifying reasonably foreseeable internal and external threats that may lead to unauthorized disclosure, misuse, alteration, or destruction of sensitive information or information systems;
•Assessing the likelihood and potential damage posed by these threats, considering the degree of information sensitivity and the Bank’s operations, inclusive of substantive changes to people, processes and technology;
•Aligning the Information Security Program with the Bank’s enterprise-wide risk management program, which identifies, measures, mitigates and monitors risk;
•Evaluating the adequacy of policies, procedures, information systems, and other arrangements designed to control identified risks, considering the Bank’s operations, inclusive of substantive changes to people, processes and technology;
•Conducting internal and third-party security assessments, including penetration testing; and
•Overseeing third-party vendor risk through due diligence and monitoring.
The risk assessment process is designed to identify assets requiring risk reduction strategies and includes an evaluation of the key factors applicable to the operation. We conduct a variety of information security assessments throughout the year, both internally and through third-party specialists.
In designing our Information Security Program, we refer to established industry frameworks in particular, the Federal Financial Institutions Examination Council (FFIEC) and guidance from the International Organization for Standardization (ISO). These frameworks provide best practices for managing cybersecurity risks and ensuring information security, and we consider them to be aspirational benchmarks to help inform the design of our Information Security Program. While our program is designed to be robust, the sophistication and evolving nature of cyber threats mean no system can fully eliminate risk.

20	BANNER CORPORATION 2026 PROXY STATEMENT

Corporate Governance
Banner uses a cross-functional approach to identify, prevent, and mitigate cybersecurity threats and incidents. We have established procedures for the timely escalation and, when required, disclosure of cybersecurity incidents, supported by a formal incident response plan that outlines the steps we will take to respond to a cybersecurity incident.
Code of Ethics and Ethics Officer
Banner has adopted a Code of Ethics and Business Conduct (“Code of Ethics”), which incorporates corporate governance best practices and is applicable to directors, officers and employees. All new hires undergo interactive online training, after which they must certify they understand and will abide by the Code of Ethics. This training and certification process is repeated annually for all employees. Directors also provide a similar certification annually.
The Code of Ethics is reviewed by our Board of Directors on an annual basis and was approved in 2025 with minor revisions. The Code of Ethics covers areas such as conflicts of interest, insider trading, regulatory and compliance issues, reporting complaints and concerns, and other ethics-related policies and procedures. The Code of Ethics is available on Banner’s website at https://investor.bannerbank.com.
Banner’s Ethics Officer is responsible for overall administration of Banner’s ethics program, and for handling particular ethics and conflicts of interest issues. Our General Counsel serves as the Corporation’s Ethics Officer. Banner uses EthicsPoint, a third-party website and hotline complaint service, and provides information as to the availability of that service on its website and in its internal communications. The EthicsPoint service is available to any person, including employees and clients, to report any ethical violation they believe to have occurred or any other concern they believe may warrant management’s attention. Reports can be submitted anonymously. Every EthicsPoint report is automatically routed to an established group of executives, which includes our Ethics Officer and our Chief Audit Executive, as well as the Chair of the Board’s Audit Committee, who is an independent director. Additional management representatives are engaged as appropriate to assess each report. Any complaints relating to financial record-keeping or reporting are disclosed to and reviewed by the Audit Committee ahead of the release of key financial reports. Additionally, the Ethics Officer presents an annual report to the Audit Committee regarding the Corporation’s ethics program, including the status of employee training and a summary of all ethics matters addressed throughout the year.
Insider Trading Policy and Procedures
The Board of Directors has adopted an insider trading policy and procedures governing trading in Banner’s securities by its directors, officers and employees. The policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. The policy and procedures cover permissible timing of trades, as well as prohibitions on certain types of trades including short sales, transaction in publicly traded options and other types of hedging transactions. The policy also prohibits holding Banner securities in margin accounts or pledging Banner securities for any purpose, with the exception of pledges in effect before the policy was adopted. In addition to the policy and procedures, the Company also seeks to comply with all applicable securities laws when transacting in its own securities. The foregoing summary does not purport to be complete and is qualified in its entirety by our insider trading policy, a copy of which is available as Exhibit 19 to Banner’s Annual Report on Form 10-K for the year ended December 31, 2025.
Annual Meeting Attendance by Directors
We do not have a policy regarding directors’ attendance at annual meetings of shareholders. All then-current directors attended last year’s virtual annual meeting of shareholders.

BANNER CORPORATION 2026 PROXY STATEMENT	21

Corporate Governance
Shareholder Communications with the Board
The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Banner Corporation, 10 S. First Avenue, Walla Walla, Washington 99362. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action.
Succession Planning
Succession planning and leadership development are key priorities for Banner’s Board of Directors and management. The Board regularly reviews our talent development activities in support of our business strategy, engaging in meaningful discussion regarding Banner’s development programs, leadership bench and succession plans, with a focus on key positions at the senior executive level and other critical roles. Throughout the year, the Board or its committees engage in a variety of activities in support of succession planning.
Banner invests in executive and senior leadership development through a multi-faceted approach. In 2023, executives participated in a comprehensive executive coaching and development program that included personalized coaching and development, 360-degree feedback, and individualized development plans aligned with future leadership growth. Building on this foundation, in 2024 Banner partnered with a global organizational consulting firm to design a custom leadership development program for non-executive senior leaders. This program broadens perspectives on personal development, enhances leadership capabilities, and fosters a growth mindset. In 2025, nearly 100 leaders successfully completed the program, and another 70 commenced the program in the fall. Together, these efforts strengthen our talent pipeline, support a culture of innovation, and reinforce our employee value proposition—reflecting our long-term commitment to cultivating leadership across the organization.

Activity	Succession Planning Impact
Talent and succession planning
Provides directors with detailed insight on senior management selection, high-potential leaders, succession readiness, and leadership development to build and maintain a pipeline of skilled and capable individuals ready to assume critical roles within the organization

Employee engagement and organizational effectiveness review	Informs the directors as to the current state of Banner’s talent base in terms of employee engagement levels and overall organizational effectiveness
Enterprise-wide human capital risk assessment report	Enables Board oversight of human capital risk and related mitigation efforts regarding talent recruitment, development and retention
Related Party Transactions
We have a number of written policies governing transactions with related parties. These policies are intended to ensure that any transactions entered into with related parties are in the best interests of Banner and its shareholders. As a general rule, transactions by Banner with directors and officers and their related interests are prohibited. An exception applies to normal banking relationships.

22	BANNER CORPORATION 2026 PROXY STATEMENT

Corporate Governance
Our Code of Ethics provides that employees should avoid situations that interfere with their duties or responsibilities to Banner or that affect their ability to act in Banner’s best interests. When faced with a situation that an employee believes could present a conflict of interest or the appearance of a conflict of interest, our Code of Ethics guides them to consider whether a specific policy or procedure may apply, whether pre-clearance or disclosure is required, whether the situation would appear to an impartial observer to present a conflict, and whether public disclosure of the matter would impact Banner’s reputation. When in doubt, the employee should discuss the situation with their manager or Banner’s Ethics Officer. Additional requirements and/or restrictions apply to specific circumstances, including conflicts of interest involving an employee’s influence or authority over a related person’s employment, compensation or work conditions or an employee’s involvement in financial transactions with other Banner employees, clients or suppliers. Our Code of Ethics requires that employees authorized to approve or award orders, contracts, commitments or engagements of goods or service to third parties must make such decisions based on objective business standards. Each year, our directors and executive officers complete a questionnaire to identify related entities and individuals and disclose any related party transactions.
The Bank maintains a policy regarding the granting of loans to our employees, officers and directors, which is designed to fully comply with all applicable federal and state regulations. All outstanding loans to our directors and executive officers: (1) were made in the ordinary course of business; (2) were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and (3) did not involve more than the normal risk of collectability or present other unfavorable features when made. Loans made to executive officers and directors are granted pursuant to the normal underwriting procedures of the Bank. Loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to that person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. All lines of credit to insiders that, combined with other loans, do not exceed $500,000 for directors and their related interests or $100,000 for executive officers and that do not fall within the exceptions to Regulation O of the Board of Governors of the Federal Reserve System (“Federal Reserve”) must be approved by the Board of Directors at least annually. All loan approval and review procedures are governed by written policies.
Each director and executive officer discloses to us all related interests on an annual basis. Deposit and loan accounts of directors, executive officers and related interests are then coded in our systems so that developments can be tracked. Our Regulation O officer, a compliance specialist, monitors developments monthly and completes and submits to the Board of Directors a quarterly report of Regulation O compliance.
Corporate Responsibility: Supporting Stakeholder Value
Operating a sustainable business that delivers long-term shareholder value while maintaining our established risk appetite and well-capitalized position is not a simple undertaking. At Banner, we strive to build long-term value for our stakeholders by focusing on a core banking competency that is sustainable through change and scalable with acquisition growth. Corporate responsibility, which includes our governance, environmental, human capital and community engagement efforts, provides a framework for conveying and enhancing the meaningful efforts Banner undertakes to serve our shareholders, clients, colleagues and communities. We recognize that efforts to create and sustain long-term stakeholder value must be incorporated into both our daily operations and our long-term strategy, and we pursue corporate responsibility initiatives that support this objective. These considerations are discussed in greater detail on our website at www.bannerbank.com/impact. Additionally, detailed human capital metrics and a description of our cybersecurity risk management approach are provided in our most recent Annual Report on Form 10-K, as filed with the SEC.

BANNER CORPORATION 2026 PROXY STATEMENT	23

Directors' Compensation
Directors’ Compensation
Director Compensation Table
The following table shows the compensation paid to our directors for 2025, with the exception of Mark J. Grescovich, a director and our President and Chief Executive Officer, whose compensation is included in the section entitled “Executive Compensation.” Directors O’Reilly and Steiner were appointed in 2026 and received no compensation for 2025. Compensation data below excludes amounts reimbursed for approved business expenses.

Name		Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Ellen R.M. Boyer		73,583		69,616	4,433	(2)	147,632
Connie R. Collingsworth		71,583		69,616	5,355	(2)	146,554
Margot J. Copeland		64,083		62,336	3,516	(2) (3)	129,936
Roberto R. Herencia		110,083		101,247	8,404	(2) (3)	219,734
John R. Layman		66,083		62,336	6,638	(2)	135,057
John C. Pedersen		87,083	(4)	76,897	5,941	(2) (3)	169,922
Kevin F. Riordan		82,083	(4)	72,064	5,551	(2)	159,698
Terry S. Schwakopf		64,083		62,336	4,766	(2)	131,185
Millicent C. Tracey	(5)	22,333		47,632	391	(2)	70,356
Paul J. Walsh		66,083		62,336	3,493	(2)	131,912
David A. Klaue	(6)	54,583		62,336	4,766	(2)	121,685
(1)Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 1 of the Notes to Consolidated Financial Statements in Banner’s Annual Report on Form 10-K for the year ended December 31, 2025. The directors had the following number of unvested stock awards or restricted stock units outstanding on December 31, 2025: Ms. Boyer, 1,138; Ms. Collingsworth, 1,138; Ms. Copeland, Mr. Layman, Ms. Schwakopf and Mr. Walsh, 1,019 each; Mr. Herencia, 1,655; Mr. Pedersen, 1,257; Mr. Riordan, 1,178; and Ms. Tracey, 782.
(2)Includes dividends and/or dividend equivalents accrued during 2025 on restricted stock and/or restricted stock units.
(3)Includes business and occupation tax reimbursement. Effective July 1, 2010, Washington State subjects directors’ fees to a business and occupation tax, which may be reduced by a small business tax credit allowance. The rate for 2025 was 1.5%. Banner has agreed to reimburse or pay the tax on the director’s behalf.
(4)Fees were deferred pursuant to a deferred fee agreement, as described below. Mr. Pedersen deferred $87,083 and Mr. Riordan deferred $62,083.
(5)Ms. Tracey was appointed to the Board effective September 1, 2025.
(6)Mr. Klaue passed away in October 2025.

24	BANNER CORPORATION 2026 PROXY STATEMENT

Directors’ Compensation
Non-employee directors receive an annual cash retainer of $55,000, paid monthly, and an annual restricted stock or restricted stock unit award of $65,000. Annual cash retainers for committee members (including the committee chairs) are as follows: Audit Committee, $8,000; Compensation and Human Capital Committee, Corporate Governance/Nominating Committee, Credit Risk Committee, and Risk Committee, $6,000. The Board Chair and various committee chairs receive additional retainers paid 50% in cash and 50% in restricted stock or restricted stock units as follows: the Board Chair, $80,000; the Audit Committee Chair, $20,000; the Compensation and Human Capital Committee Chair, the Corporate Governance/Nominating Committee Chair, the Credit Risk Committee Chair and the Risk Committee Chair of $15,000 each. These fees compensate the directors for service on the Boards of Directors of both Banner Corporation and Banner Bank and are paid equally by each entity.
In order to encourage the retention of qualified directors, we have entered into deferred fee agreements whereby directors may defer payment of all or a portion of their regular fees. Each participant may direct the investment of the deferred fees toward the purchase various investment funds offered under Banner’s nonqualified deferred compensation plan. We have established grantor trusts to hold the investments. The assets of the trusts are considered part of our general assets and the directors have the status of unsecured creditors of Banner with respect to the trust assets. The deferred fee agreements provide pre-retirement death and disability benefits in an amount equal to the value of the director’s account balance upon the occurrence of either event. A director may receive the balance of his or her account in a lump sum or in annual installments over a period as previously elected at the time of enrollment. In connection with its acquisitions, Banner also assumed liability for certain deferred compensation plans for the acquired institutions’ directors. At December 31, 2025, our estimated deferred compensation liability accrual with respect to non-employee directors under these agreements was $3.5 million.

BANNER CORPORATION 2026 PROXY STATEMENT	25

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This section discusses our executive compensation philosophy and programs, and is intended to give context to the tables that follow in the section entitled, “Executive Compensation.” In particular, we address the 2025 compensation of the following named executive officers:

Name	Title
Mark J. Grescovich	President and Chief Executive Officer
Robert G. Butterfield	Executive Vice President and Chief Financial Officer
James M. Costa	Executive Vice President and Chief Operating Officer
Mark C. Borrecco	Executive Vice President and Chief Banking Officer
Cynthia D. Purcell	Executive Vice President and Chief Strategy and Administration Officer

Executive Summary
2025 Executive Overview. Banner’s successful execution of its super community bank model and strategic initiatives has delivered solid core operating results and profitability over the last several years. Banner’s longer term strategic initiatives continue to focus on originating high-quality assets and client acquisition, which we believe will continue to generate strong revenue while maintaining Banner’s moderate risk profile.
2025 Financial Highlights.
•Net Income: $195 million, an increase of 15% compared to $169 million in 2024
•Return on Average Assets (ROAA): 1.21% up from 1.07% the prior year
•Efficiency Ratio: 61.87% improved from 64.33% the prior year
•Earnings Per Share: $5.70 compared to $5.01 the prior year
•Return on Average Tangible Common Equity (ROATCE): 13.16% compared to 12.73% the prior year
•Capital Return: Increased quarterly dividend by 4% to $.50 per share
Banner reports its financial results in accordance with general accepted accounting principles in the United States (“GAAP”). However, management uses both GAAP and non-GAAP financial measures to assess performance in its incentive plans as it believes the additional non-GAAP measures can provide useful and comparative information – for example, to assess trends in Banner’s core operations. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. A reconciliation of these non-GAAP financial measures can be found beginning on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC or, to the extent such measures are not included in the Form 10-K, in the Annex to this Proxy Statement. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies.

26	BANNER CORPORATION 2026 PROXY STATEMENT

Compensation Discussion and Analysis
2025 Executive Compensation. Our executive compensation program is designed to encourage and reward sustainable growth in company value while prudently managing risk and aligning the interests of our executives with those of our shareholders. The structure of our program has been important in support of our growth objectives and the critical need to keep our most senior leaders focused on the execution of our business strategy. A substantial portion of executive compensation is variable and performance-based, with incentive opportunities tied to a balanced set of financial, strategic, and risk-related performance measures. Our executive compensation program focuses primarily on three components: base salary, short-term incentive compensation and long-term incentive compensation. The pay-for-performance and governance principles that guide our program were fundamental to the compensation decisions made by the Compensation and Human Capital Committee for 2025, as further detailed in the “What Guides Our Program” section below.
Results of Shareholder Vote on Executive Compensation. On an annual basis, our shareholders have the opportunity to vote to approve executive compensation, commonly known as a say-on-pay proposal. At the 2025 annual meeting of shareholders, the resolution was approved by nearly 95% of the shares voting on executive compensation. The Board and the Compensation and Human Capital Committee considered the affirmative vote of the shareholders on the say-on-pay resolution at last year’s annual meeting as additional confirmation that our existing executive compensation practices were reasonable and aligned with the interests of our shareholders.

BANNER CORPORATION 2026 PROXY STATEMENT	27

Compensation Discussion and Analysis
Executive Compensation Practices. We are committed to strong compensation governance and continually monitor the evolution of best compensation practices. Key practices incorporated into our program are reflected below.

What We Do	What We Don’t Do

Regular review of pay versus performance
•Ongoing review by the Compensation and Human Capital Committee
•Includes both absolute and relative assessment
•Involves use of compensation benchmarking peer group (see “Peer Group” section)

Rigorous and diversified performance metrics
•Annual review by the Compensation and Human Capital Committee
•Measurable goals established for both annual and long-term incentive awards
•Goals are diversified and rigorous but attainable

Clawback of compensation
•The Executive and Long-term Incentive Plans both provide that incentive awards are subject to clawback in the event of an executive’s misconduct or if Banner is required to prepare an accounting restatement due to error, omission or fraud.

Use of double-triggers
•Change-in-control severance arrangements and accelerated vesting on equity awards require double-trigger for benefit eligibility
•Second trigger involves executive’s loss of job, significant adverse change to employment terms and conditions, or denial of continuation or replacement of outstanding unvested awards by the acquiring company

Review of Committee charter
•The Compensation and Human Capital Committee reviews its charter annually to incorporate best-in-class compensation oversight practices

Independent compensation consultant
•The Compensation and Human Capital Committee engages an independent compensation consultant for advice

Stock ownership requirements
•Robust stock ownership requirements of 6x base pay for our CEO; 3x base pay for our CFO, COO, CBO and Chief Strategy and Administration Officer; and 2x base pay for other executive officers.

No repricing or cash buyouts of underwater stock options or stock appreciation rights
•Exercise prices may not be reduced
•Outstanding awards may not be replaced with stock options or stock appreciation rights with a lower exercise price except in limited circumstances or with shareholder approval
•Buyouts of underwater stock options or stock appreciation rights are not permitted

No excessive perquisites
•Limited executive perquisites consistent with the practices of our peer group and other comparable financial institutions

No hedging or pledging
•Directors and officers are prohibited from hedging or pledging company stock*

No tax gross-ups
•Parachute excise tax reimbursements and gross-ups will not be provided upon a change-in-control

  * With the exception of pledges in effect before the policy was adopted.

28	BANNER CORPORATION 2026 PROXY STATEMENT

Compensation Discussion and Analysis
What Guides Our Program
Objectives and Overview of the Executive Compensation Program. Our executive compensation program is designed to establish an appropriate relationship between executive pay and Banner’s annual and long-term performance, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align the interests of management and shareholders.

PRINCIPLES UNDERLYING OUR EXECUTIVE COMPENSATION POLICIES
•Attract and retain key executives who are vital to our long-term success and are of the highest caliber
•Provide levels of compensation competitive with those offered throughout the financial industry and consistent with our level of performance, complexity and asset size
•Motivate executives to enhance long-term shareholder value by granting awards tied to the value of our common stock
•Integrate the compensation program with our annual and long-term strategic planning and performance measurement processes
•Develop, execute and govern all incentive compensation plans to discourage imprudent or excessive risk-taking and balance financial reward in a manner that supports Banner and its clients, employees and shareholders

The Compensation and Human Capital Committee considers a variety of objective and subjective factors in determining the compensation package for individual executives including: (1) the performance of Banner as a whole, with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) each executive’s performance of assigned responsibilities as measured by Banner’s progress during the year.
Target Total Direct Compensation. A significant portion of total compensation opportunity for our executives is performance-based, with goals focused on growing sustainable company value while prudently managing risk. In 2025, performance-based pay comprised 55% of our Chief Executive Officer’s target total direct compensation opportunity and an average of 43% for the other named executive officers. The following charts provide a summary.

BANNER CORPORATION 2026 PROXY STATEMENT	29

Compensation Discussion and Analysis
Compensation Governance. The Compensation and Human Capital Committee of the Banner Board of Directors is responsible for setting the policies and compensation levels for Banner directors, officers and employees, while the Compensation and Human Capital Committee of the Banner Bank Board of Directors is responsible for setting the policies and compensation levels for Banner Bank directors, officers and employees. Banner Bank is the primary subsidiary of Banner. Each Committee is responsible for evaluating the performance of the Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other executive officers and makes recommendations to the appropriate Committee regarding compensation levels. The Chief Executive Officer is not permitted to attend Committee meetings during any voting or deliberations regarding his compensation.
Use of Compensation Consultants. From time to time, Banner’s Compensation and Human Capital Committee engages outside advisors to assist the Committee with its responsibilities. The Committee has engaged Pearl Meyer & Partners (Pearl Meyer), an independent consulting firm, to serve as the independent consultant to the Committee regarding executive and director compensation matters.
Pearl Meyer is retained by, and reports directly to, the Committee, and provided no other services to Banner in 2025. Based on standards promulgated by the SEC and Nasdaq to assess compensation advisor independence, as well as the analysis conducted by Pearl Meyer in its independence review, the Compensation and Human Capital Committee has concluded that Pearl Meyer is an independent and conflict-free advisor to the Committee.
Compensation Benchmarking and the Role of the Peer Group. The Compensation and Human Capital Committee uses comparative, publicly available executive compensation data from a designated peer group of companies in combination with executive compensation survey data to evaluate the competitiveness of Banner’s executive compensation program. The Committee’s objective is to set total target compensation and benefit levels within the median range of market pay and benefit levels. Total compensation opportunities are intended to be consistent with market practices as established by the peer group described below to help Banner attract and retain talented executives and incentivize them to produce superior long-term shareholder returns.
The Compensation and Human Capital Committee regularly reviews market compensation levels to determine whether total target compensation for our executive officers remains in the market median pay range and makes adjustments when appropriate. This assessment includes evaluation of base salary, annual incentive opportunities and long-term incentives. In addition, the Committee reviews other items of compensation and total rewards such as health benefits and retirement benefits in comparison to market. The Committee also reviews the competitive performance of Banner’s peers to help establish performance targets for incentive plans and to assess appropriate payout levels for performance. In analyzing this information, the Committee compares the pay of individual executives if it believes the positions are sufficiently similar to make meaningful comparisons and considers each executive’s level of responsibility, prior experience, job performance, contribution to Banner’s success and results achieved.
When establishing base salaries and target pay opportunities for our named executive officers for 2025, the Compensation and Human Capital Committee in June 2024 reviewed competitive market data prepared by Pearl Meyer based on the 2024 peer group, which consisted of 20 financial institutions headquartered throughout the United States, ranging in total assets from approximately $12 billion to $31 billion as of December 31, 2023. Each year, the Compensation and Human Capital Committee, working with its independent compensation consultant, reviews the composition of the peer group and determines when changes should be made. The 2025 peer group was adjusted to remove four companies as a result of merger and acquisition activity, resulting in 16 financial institutions ranging in total assets from approximately $12 billion to $30 billion as of December 31, 2024. In addition to providing benchmark data for the Committee’s consideration when establishing our named executive officers’ base salaries and target pay opportunities for 2026, the 2025 peer group is used for purposes of calculating relative performance under the 2025 Executive Incentive Plan described below.

30	BANNER CORPORATION 2026 PROXY STATEMENT

Compensation Discussion and Analysis
The members of our 2024 and 2025 peer groups are as follows:

Atlantic Union Bankshares Corporation*	Heartland Financial USA, Inc.*
CVB Financial Corp.	Home BancShares, Inc.
FB Financial Corporation	Independent Bank Group, Inc.*
First Bancorp	NBT Bancorp Inc.
First Busey Corporation	Pacific Premier Bancorp, Inc. **
First Financial Bancorp.	Renasant Corporation
First Financial Bankshares, Inc.	Sandy Spring Bancorp, Inc.*
First Interstate BancSystem, Inc.	Seacoast Banking Corporation of Florida
First Merchants Corporation	Trustmark Corporation
Glacier Bancorp, Inc.	WesBanco, Inc.
*     Removed from the peer group in 2025
**     Removed from the peer group effective August 31, 2025, due to merger with Columbia Banking System, Inc.
2025 Compensation Program Decisions in Detail
In forming the total compensation package for our named executive officers, the Compensation and Human Capital Committees focus primarily on the following three components:

Base Salary	Short-Term Incentive Compensation	Long-Term Incentive Compensation

Base Salary. The salary levels of named executive officers are designed to be competitive within the banking and financial services industries. The Compensation and Human Capital Committees take a number of factors into account when setting the base salaries of the named executive officers. These factors include peer data provided by the Committee’s compensation consultant, the officer’s level of experience, the responsibilities assigned to the officer, the officer’s performance during the previous year, and Banner’s overall financial health. In 2025, Mr. Grescovich and Ms. Purcell received increases consistent with general staff raises. Mr. Butterfield, Mr. Costa and Mr. Borrecco received larger increases based on review of peer compensation data and internal equity considerations.

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	% Increase
Mark J. Grescovich	931,383	954,667	2.50%
Robert G. Butterfield	429,525	515,430	20.00%
James M. Costa	500,000	525,000	5.00%
Mark C. Borrecco	460,000	506,000	10.00%
Cynthia D. Purcell	455,271	466,652	2.50%
Incentive Compensation. The Compensation and Human Capital Committee believes that performance-based pay opportunities and stock ownership by our officers are significant factors in aligning the interests of the officers with those of shareholders. Awards granted under our incentive plans are determined based upon the officers’ level of responsibility and expected contributions to Banner and Banner Bank as judged by the Compensation and Human Capital Committee and the Board of Directors. The Compensation and Human Capital Committee considers a number of factors in granting awards. These factors differ from year to year but are fundamentally driven by the Committee’s view on what is necessary to most effectively support Banner’s business and leadership strategies.

BANNER CORPORATION 2026 PROXY STATEMENT	31

Compensation Discussion and Analysis
Short-term Incentive Compensation. The Compensation and Human Capital Committee adopted criteria and rules for awarding and paying annual incentive payments to the named executive officers, as set forth in the Banner Corporation 2025 Executive Incentive Plan (“Executive Incentive Plan”). The purpose of the Executive Incentive Plan is to reward executives for their contributions to the performance and success of Banner and Banner Bank. Each participant is assigned a target award opportunity, which is expressed as a percentage of base salary, and a range of payout opportunities from 0% up to 150% of the target incentive. Awards are determined based on a weighted combination of corporate goals and individual performance goals. These goals and weightings, with the exception of those for the Chief Executive Officer, are established and proposed by the Chief Executive Officer, subject to the approval of the Compensation and Human Capital Committee. The weighted combination of corporate and individual performance goals for the Chief Executive Officer is determined by the Compensation and Human Capital Committee.
The annual incentive opportunities for the named executive officers, expressed as a percentage of base salary earned during 2025, were as follows:

Executive	Below Threshold	Threshold (50%)	Target (100%)	Stretch/Max (150%)
Chief Executive Officer	0%	55%	110%	165%
Other Named Executive Officers	0%	33%	65%	98%
Following an assessment of external market practices and internal compensation alignment, the Compensation and Human Capital Committee increased short‑term incentive targets for the CEO and CFO in 2025 to support competitive pay positioning and internal equity. For 2025, corporate goals for the named executive officers were weighted 80% and individual goals were weighted 20%.
The portion of the Executive Incentive Plan award tied to corporate performance is based on relative and absolute performance measures. If Banner’s financial performance relative to its peer group of financial institutions (see the “Compensation Benchmarking and the Role of the Peer Group” section above) is below the 25th percentile, the payout associated with that measure will not exceed the target payout, regardless of absolute performance, unless the Compensation and Human Capital Committee exercises discretion to waive the threshold requirement. For relative performance purposes, performance is compared to peers as of December 31, 2025 as reported by S&P Global Market Intelligence.

32	BANNER CORPORATION 2026 PROXY STATEMENT

Compensation Discussion and Analysis
For 2025, the Compensation and Human Capital Committee approved the following corporate performance measures for the named executive officers:

Performance Measure (1)	Threshold	Target	Stretch	Weighting
	Absolute Performance Goals
Pretax Pre-provision Return on Average Assets (“PTPP ROA”) (2)	1.43%	1.58%	1.73%	30%
Efficiency Ratio (3)	63.56%	60.92%	58.33%	25%
Total Operating Revenue ($ in millions) (4)	$631.8	$654.3	$674.8	15%
	Performance Goal Relative to Peer Banks
Ratio of Non-performing Assets to Total Assets (%) (5)	25th percentile	50th percentile	75th percentile	10%
Payout as a Percentage of Target	50%	100%	150%
(1)In the first quarter of 2025, the Compensation and Human Capital Committee selected the participants under the Executive Incentive Plan and established performance goals for all participants. The list of participants was updated throughout the year as needed to add newly hired executives.
(2)Defined as net income before taxes and prior to provision for credit losses, excluding foreclosed property expense, and amortization of intangibles, adjusted to remove realized gains/(losses) on securities, nonrecurring items and trading account income (as identified by S&P Global Market Intelligence) and Washington B&O tax expenses, divided by Average Total Assets.
(3)Efficiency Ratio reflected in the table above and used for compensation decisions is a non-GAAP financial measure defined as non-interest expense before foreclosed property expense, amortization of intangibles, goodwill impairments and Washington B&O tax expenses as a percent of net interest income and non-interest revenues, excluding realized gains/(losses) on securities, nonrecurring items, and trading account income (as identified by S&P Global Market Intelligence). This ratio may exclude certain nonrecurring expense items that would not be excluded when calculating the Efficiency Ratio pursuant to GAAP. The Efficiency Ratio used for purposes of the compensation decisions reflected in this Proxy Statement is the Adjusted Efficiency Ratio described in Banner’s Annual Report on Form 10-K for the year ended December 31, 2025 as a non-GAAP measure (see the Annex to this Proxy Statement for reconciliation of this non-GAAP financial measure to the related GAAP financial measure).
(4)Defined as net interest income plus non-interest income, adjusted to remove trading account income (as identified by S&P Global Market Intelligence); Total Operating Revenue does not include realized gains/(losses) on securities or nonrecurring revenue (see the Annex to this Proxy Statement for reconciliation of this non-GAAP financial measure to the related GAAP financial measure).
(5)Defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned as a percentage of total assets, as of December 31, 2025, as reported by S&P Global Market Intelligence.
Individual performance goals are established toward the beginning of each plan year. An executive’s individual goals may relate to responsibilities, projects and initiatives specific to the executive’s function that are not covered in the corporate performance measurements, and may include areas such as: efficiency initiatives; succession planning; merger and acquisition and related integration activities; and new software or program implementation.
The Compensation and Human Capital Committee has the discretion to adjust awards as needed to reflect the business environment and market conditions that may affect Banner’s performance and incentive plan funding, or to waive, change or amend any of the Plan provisions as it deems appropriate.

BANNER CORPORATION 2026 PROXY STATEMENT	33

Compensation Discussion and Analysis
2025 Executive Incentive Plan Results. The following table summarizes Banner’s performance and resulting payouts associated with corporate goals for 2025.

Absolute Performance Measure	Performance Achieved	Payout Earned as a % of Target
Pretax Pre-provision Return on Average Assets (“PTPP ROA”)	1.63%	116.67%	(1)
Efficiency Ratio	60.19%	100.00%	(2)
Total Operating Revenue ($ in thousands)	$661,458	117.44%	(1)
Relative Performance Measure
Ratio of Non-performing Assets to Total Assets	81st percentile	150%	(3)

(1)Performance on this metric exceeded the target goal, qualifying for payout at the calculated level.
(2)Performance on this metric exceeded the target goal, but payout was capped at 100% of target given the relative performance of this metric compared to peers per the terms of the Executive Incentive Plan.
(3)Performance on this metric exceeded the stretch goal, but payout was capped at maximum, 150% of target, per the terms of the Executive Incentive Plan.
The Compensation and Human Capital Committee awarded Mr. Grescovich with a payout for 2025 individual goal performance equal to $179,705 (86% of target). In determining the payout for Mr. Grescovich, the Committee recognized his attention to corporate financial performance relative to peers as well as succession planning. Evaluation of 2025 performance against individual goals for the other named executive officers resulted in the following percentages of target payout in relation to their individual goals: 143% for Mr. Butterfield, 132% for Mr. Costa, 107% for Mr. Borrecco, and 100% for Ms. Purcell. The above-target individual goal payouts for Mr. Butterfield, Mr. Costa and Mr. Borrecco recognized leadership in relation to key business initiatives such as strategic capital management, talent attraction and employee engagement, continuous improvement, technology implementations, and strong risk management.
The named executive officers earned total annual incentive payouts between 110% and 121% of target opportunity for performance during 2025, as summarized below.

	2025 Executive Incentive Plan Results
Name	Target Bonus (% of 2025 Eligible Earnings)	Target Bonus Amount ($)	Payout for Corporate Achievement ($)	Payout for Individual Performance ($)	Total Incentive Payout ($)	Total Incentive Payout (% of Target)
Mark J. Grescovich	110%	1,044,798	967,660	179,705	1,147,366	110%
Robert G. Butterfield	65%	323,397	299,520	92,168	391,688	121%
James M. Costa	65%	337,865	312,920	89,196	402,116	119%
Mark C. Borrecco	65%	322,671	298,848	68,836	367,684	114%
Cynthia D. Purcell	65%	301,783	279,502	60,357	339,859	113%

34	BANNER CORPORATION 2026 PROXY STATEMENT

Compensation Discussion and Analysis
Long-term Incentive Compensation. Our shareholders have approved the 2014, 2018 and 2023 Omnibus Incentive Plans. These plans provide for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and other cash awards. The Omnibus Incentive Plans are intended to provide us flexibility in our ability to attract, motivate and retain the services of employees and directors upon whose judgment, interest and special effort we depend. We are currently granting awards under the 2018 and 2023 Omnibus Incentive Plans. The 2023 Omnibus Incentive Plan places strong emphasis on pay for performance principles, rewarding employees and directors for achieving targeted financial results. Through equity incentives and performance-based compensation, the 2023 Omnibus Incentive Plan further aligns the interests of participants with those of Banner shareholders and the long-term interests of Banner.
In March 2025, the Committee determined to grant both time-based and performance-based awards to each of the named executive officers.
The Compensation and Human Capital Committee approved target long-term incentive awards expressed as a percentage of base salary which were subsequently denominated in shares based on the average of the closing prices of Banner’s stock on the ten days prior to the date of grant. Target awards for 2025 were allocated between time-based restricted stock units and performance-based restricted stock units (“performance units”), illustrated below as a percentage of base salary:

Executive	Total Target Stock-based Award as % of Salary	Time-based Restricted Stock Units as % of Salary	Performance Units as % of Salary
Chief Executive Officer	140%	56%	84%
Other Named Executive Officers	80-90% (1)	40-45% (1)	40-45% (1)
(1)The target stock-based award for other named executive officers was 90%, except for Ms. Purcell whose target was 80%. The target award for other named executive officers was split evenly between time-based and performance units.
The time-based restricted stock units vest ratably on an annual basis over a three-year period, which begins on the grant date of April 1, 2025 and ends on the third anniversary of the grant date. Awards of performance units are contingent on attaining pre-established three-year performance goals. The Compensation and Human Capital Committee reviews and approves goals in consultation with management and establishes threshold, target and stretch performance levels and associated payouts. At the end of the performance cycle, resulting payouts are determined based on Banner’s performance relative to the peer financial institutions. The Grants of Plan-Based Awards Table on page 42 provides additional detail relating to the 2025 restricted stock unit awards for the named executive officers.
Recipients of time-based restricted stock units and/or performance units accumulate dividend equivalents during the restriction period but are only entitled to these dividend equivalents as and when the shares to which the dividend equivalents are attributable become vested. Recipients of time-based restricted stock units and/or performance units do not have the power to vote unvested units. If Banner is required to prepare an accounting restatement due to error, omission or fraud, executive officers may be required to reimburse Banner for part or all of the incentive award made to the officer on the basis of having met or exceeded specific targets for performance periods. The Compensation and Human Capital Committee has the discretion to adjust awards as needed to reflect the business environment and market conditions that may affect Banner’s performance and incentive plan funding.

BANNER CORPORATION 2026 PROXY STATEMENT	35

Compensation Discussion and Analysis
Performance Units for the 2025-27 Performance Cycle. For the awards made in 2025, the Committee approved the following corporate performance measures, weightings and relative performance goals:

		Relative Performance Percentile Ranking (1)
Performance Measure	Weighting	Threshold	Target	Stretch
Return on Average Tangible Common Equity (“ROATCE”) (2)	50%	25th	50th	75th
Total Shareholder Return (“TSR”) (3)(4)	50%	25th	50th	75th
Payout as a Percentage of Target		50%	100%	150%
(1)Peer companies for the 2025-27 performance cycle consist of all U.S. commercial banks (or their holding companies) traded on Nasdaq, NYSE or NYSE MKT over the entire performance cycle with total assets between 50% and 200% of Banner’s total assets as of December 31, 2027.
(2)Net income before amortization of intangibles and goodwill (tax-adjusted), divided by average tangible common equity; the measure used for relative comparisons will be an average of the calculated results for the years 2025, 2026 and 2027, each determined separately, as reported by S&P CapIQ Pro.
(3)TSR from January 1, 2025 through December 31, 2027, assuming that dividends paid during the period were reinvested in the respective company’s shares on the ex-dividend date.
(4)In the event that Banner’s absolute TSR result for the performance cycle is negative, vesting will be limited to 100% of target for this metric, regardless of Banner’s relative performance percentile ranking.
Performance Units for the 2023-25 Performance Cycle. For the units granted in 2023, the Committee approved the following corporate performance measures, weightings and relative performance goals:

		Relative Performance Percentile Ranking (1)
Performance Measure	Weighting	Threshold	Target	Stretch
Return on Average Tangible Common Equity (“ROATCE”) (2)	50%	25th	50th	75th
Total Shareholder Return (“TSR”) (3)(4)	50%	25th	50th	75th
Payout as a Percentage of Target		50%	100%	150%
(1)Peer companies for the 2023-25 performance cycle consisted of all U.S. commercial banks (or their holding companies) traded on Nasdaq, NYSE or NYSE American over the entire performance cycle with total assets between 50% and 200% of Banner’s total assets as of December 31, 2025.
(2)Net income prior to amortization of intangibles and goodwill (tax-adjusted), divided by average tangible common equity, from January 1, 2023 through December 31, 2025; the measure used for relative comparisons will be an average of the calculated ROATCE for the calendar years 2023, 2024 and 2025, each determined separately, as reported by S&P CapIQ Pro.
(3)TSR from January 1, 2023 through December 31, 2025, assuming that dividends during the period were reinvested in the respective company’s shares on the ex-dividend date.
(4)In the event that Banner’s absolute TSR result for the performance cycle is negative, vesting will be limited to 100% of target for this metric, regardless of Banner’s relative performance percentile ranking.

36	BANNER CORPORATION 2026 PROXY STATEMENT

Compensation Discussion and Analysis
Results for the performance units granted in 2023 were as follows:

	2023-25 Long-term Incentive Plan – Performance Units Results (1)
Performance Measure	2023-25 Performance Result	Percentile Ranking Relative to Peer Group	Payout Allocation as % of Target	Metric Weighting	Weighted Payout as % of Target
Return on Average Tangible Common Equity (“ROATCE”)	14.10%	62nd	124%	50%	62%
Total Shareholder Return (“TSR”)	10.28%	46th	92%	50%	46%
(1)    2023 Long-term Incentive Plan Results as of December 31, 2025.
Performance units granted in 2023 for the 2023-25 performance cycle vested at 108% of target. The required minimum threshold performance level was the 25th percentile for both performance measures. Please see the discussion beginning on page 35 for more information.
Other Practices, Policies and Guidelines
Stock Ownership Guidelines. Directors and executive officers are required to own shares of Banner’s common stock equal to a multiple of the director’s annual cash retainer or relevant executive officer’s base salary as shown in the table below. The guidelines are intended to further align the interests of our directors and executive officers with the interests of our shareholders. The Compensation and Human Capital Committee re-evaluates the ownership guidelines annually with the assistance of an independent compensation consultant, and considers potential adjustments to applicable multipliers based on market data.

Position	Stock Ownership Guideline*
Non-employee Director	5X annual cash retainer**
Chief Executive Officer	6X base salary
Chief Financial Officer, Chief Banking Officer, Chief Operating Officer and Chief Strategy and Administration Officer	3X base salary
Other Executive Vice Presidents	2X base salary
*    As of the record date of March 12, 2026
**    Excluding committee and chair retainers

Directors and executives are permitted to meet the ownership guidelines over a five-year period and are subject to limitations on divesting shares until the applicable ownership level is met. Specifically, the directors and CEO are required to retain 75%, and other executive officers are required to retain 50%, of the net shares acquired from Banner’s long-term incentive compensation plans until the applicable guideline has been achieved. In addition to shares held outright, unvested time-based restricted stock awards and restricted stock units count towards the ownership threshold, as do time-based restricted stock units that are unsettled as a result of an elected deferral arrangement. Unvested performance-based restricted stock awards and restricted stock units do not count towards the ownership threshold. As of March 12, 2026, the record date, 9 of our 12 non-employee directors, Mr. Grescovich and 6 of the remaining 14 executive officers exceeded the ownership requirements under the guidelines. Each individual who has been on our Board or in their executive officer role for at least five years exceeded the applicable ownership level as of December 31, 2025, and each director or executive who has served less than five years is making consistent progress towards meeting this ownership level. The time period for complying with the guidelines is extended as appropriate to accommodate increased multipliers.

BANNER CORPORATION 2026 PROXY STATEMENT	37

Compensation Discussion and Analysis
Option Grant Practices; Timing of Material Nonpublic Information Disclosure. In response to Item 402(x)(1) of Regulation S-K, although Banner’s Omnibus Incentive Plans allow for the issuance of stock options, stock appreciation rights and similar option-like instruments, we do not currently issue these awards and nor are there any outstanding. If the Compensation and Human Capital Committee determines to grant these awards in the future, it will evaluate the appropriate steps to take with respect to the timing of award grants. Banner does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Clawback Policy. In the event Banner is required to prepare an accounting restatement due to error, omission or fraud, each executive officer must reimburse the Bank for part or the entire incentive award made to that executive officer on the basis of having met or exceeded specific targets for performance periods. The Bank may seek to reclaim incentives within a three-year period of the incentive payout. Additionally, in the event any incentive compensation is paid to a plan participant based upon performance results or other criteria that are deemed materially inaccurate, manipulated, or fraudulent in nature, that compensation was not earned by the plan participant and Banner Bank may recover such amounts paid. Banner Bank has the right to offset the amount of the unearned incentive compensation against any current or future amounts due the plan participant, including, but not limited to, salary, bonus, incentive compensation, severance, deferred compensation or any other funds payable to the plan participant by Banner Bank.
In addition, Banner adopted a Compensation Recovery Policy, effective December 1, 2023, that is designed to comply with Nasdaq’s listing standards responsive to the SEC’s final rules regarding executive compensation clawback policies and related disclosure requirements. Banner’s Compensation Recovery Policy mandates the recovery of erroneously awarded incentive-based compensation received by executive officers during the three-year period preceding the date on which Banner is required to prepare a restatement. This is in addition to the clawback provision that already existed in our executive incentive plans, and each participant in these plans has acknowledged and agreed in writing that as a condition to receipt of incentive compensation, the plan participant shall, to the extent applicable, comply with the terms of Banner’s Compensation Recovery Policy. Any right of recovery under Banner’s Compensation Recovery Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to Banner under applicable law, regulation or rule or pursuant to the terms of the relevant executive incentive plan.
Change-in-Control Agreements. We have entered into employment agreements with change-in-control provisions with Mr. Grescovich and Ms. Purcell, and we established the Executive Severance and Change in Control Plan for certain executive employees, to encourage their full attention and dedication in the event of a change-in-control of Banner, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. See “Executive Compensation – Potential Payments upon Termination or Change-in-Control” for more information.
General Benefits and Perquisites. Our named executive officers receive the same benefits as our salaried employees generally, including medical and dental benefits, group term life insurance, and short- and long-term disability protection. Our executive officers are also eligible for certain limited executive perquisites consistent with the practices of our peer group and other comparable financial institutions. See “Executive Compensation – Employment Agreements and Perquisites” for more information.
Retirement Benefits.
•401(k) Profit Sharing Plan. We offer a 401(k) profit sharing plan for employee participation. The Board of Directors has appointed an administrative committee of Banner Bank officers to administer the 401(k) plan, and the named executive officers participate in this plan. On an annual basis, the Board of Directors establishes the level of employer contributions to the 401(k) plan, which applies to all eligible participants including the named executive officers. In 2025, we matched participants’ contributions into the 401(k) plan up to four percent of eligible earnings for each payroll period.
•Nonqualified Deferred Compensation Plan. We have adopted deferred compensation plans which allow executive officers of Banner to defer all or part of their cash compensation or non-qualified stock options until retirement. See “Executive Compensation – Nonqualified Deferred Compensation” for more information.

38	BANNER CORPORATION 2026 PROXY STATEMENT

Compensation Discussion and Analysis
Compensation Risk Management. We strive to align incentives with Banner’s risk and performance frameworks. Banner’s “pay for performance” philosophy connects individual, operating unit and company results to compensation, providing employees with opportunities to share in Banner’s overall growth and success. We develop, execute and govern all incentive compensation plans to discourage imprudent or excessive risk-taking and balance financial reward in a manner that supports our clients, employees and company.
To support our compensation risk management efforts, we perform an annual formal risk assessment of each of our incentive compensation plans. The risk assessments encompass overall program administration, compensation structure, plan design, performance metrics, termination provisions and regulatory compliance. The risk assessments are presented to the Board’s Compensation and Human Capital Committee and its Risk Committee.
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee of Banner’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:
The Compensation and Human Capital Committee has reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s discussion with management, the Compensation and Human Capital Committee recommended that the Board of Directors approve and include the Compensation Discussion and Analysis in this Proxy Statement.
The foregoing report is provided by the following directors, who constitute the Committee as of December 31, 2025:

The Compensation and Human Capital Committee

Ellen R. M. Boyer, Chair
Connie R. Collingsworth
Margot J. Copeland
Roberto R. Herencia
Kevin F. Riordan

BANNER CORPORATION 2026 PROXY STATEMENT	39

Executive Compensation
Executive Compensation
Summary Compensation Table
The following table presents information regarding compensation for our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (3)		All Other Compensation ($) (4)	Total ($)

Mark J. Grescovich President and Chief Executive Officer	2025	949,816	1,327,276	1,147,366	—		166,525	3,590,983
	2024	—	1,176,809	933,177	—		147,457	2,257,443
	2023	893,547	1,151,711	748,560	—		214,501	3,008,319
Robert G. Butterfield Executive Vice President and Chief Financial Officer	2025	497,533	383,163	391,688	—		23,827	1,296,211
	2024	426,499	365,139	270,520	—		20,764	1,082,922
	2023	337,379	206,922	198,434	—		54,693	797,428
James M. Costa Executive Vice President and Chief Operating Officer (6)	2025	519,792	729,839	402,116	—		250,293	1,902,040
	2024	471,573	342,282	324,618	—		60,674	1,199,147
	2023	421,360	332,729	189,389	—		18,523	962,001
Mark C. Borrecco Executive Vice President and Chief Banking Officer (7)	2025	496,417	410,321	367,684	—		21,500	1,295,923

Cynthia D. Purcell Executive Vice President and Chief Strategy and Administration Officer	2025	464,281	361,000	339,859	—	(5)	50,804	1,215,944
	2024	452,063	354,817	306,193	479,567	(5)	44,374	1,637,014
	2023	436,776	344,836	248,785	404,586	(5)	58,436	1,493,420
(1)Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 1 of the Notes to Consolidated Financial Statements in Banner’s Annual Report on Form 10-K for the year ended December 31, 2025. Includes both time-based and performance-based restricted stock unit awards as described beginning on page 35 of this Proxy Statement under “Long-term Incentive Compensation.” The fair value of the portion of the performance units that is tied to return on average tangible common equity is based on the stock price on the date of grant; the fair value of the portion of the performance units that is tied to total shareholder return is based on a statistical “Monte Carlo simulation” modeling technique that simulates potential stock price movements and all potential outcomes of achievement of the goal. The performance unit awards are reported at the target level of achievement. If the performance unit awards were reported at the maximum level, the 2025 values for performance unit awards and time-based restricted stock unit awards would have been as follows: for Mr. Grescovich, $1,728,215; for Mr. Butterfield, $479,779; for Mr. Costa, $842,317; for Mr. Borrecco $513,785; for Ms. Purcell, $452,028.
(2)Cash incentives earned under the Executive Incentive Plan.
(3)See “Pension Benefits” below for a detailed discussion of the assumptions used to calculate the Change in Pension Value.
(4)Please see the table below for more information on the other compensation paid to our executive officers in 2025.
(5)The value of Ms. Purcell’s SERP decreased $44,347 for 2025, and increased $479,567 for 2024 and $404,586 for 2023.
(6)In addition to his annual equity grant, Mr. Costa also received an off-cycle equity grant in August 2025 based on the achievement of specified criteria related to his promotion to Chief Operating Officer in 2024.
(7)Mr. Borrecco was not a named executive officer in 2023 or 2024.

40	BANNER CORPORATION 2026 PROXY STATEMENT

Executive Compensation
All Other Compensation. The following table sets forth details of “All Other Compensation,” as presented above in the Summary Compensation Table. The amounts reflected constitute contributions by Banner or Banner Bank for 2025.

Name	Employer 401(k) Matching Contribution ($)	Dividends ($) (1)		Life Insurance Premium ($)	Club Dues ($)	Company Car Allowance ($)	Other ($)	(2)	Total ($)
Mark J. Grescovich	14,000	141,477	(3)(4)	7,242	795	2,711	300		166,525
Robert G. Butterfield	14,000	8,276		—	695	—	856		23,827
James M. Costa	14,000	33,584	(3)	—	—	—	202,709	(5)	250,293
Mark C. Borrecco	14,000	6,900		—	—	—	600		21,500
Cynthia D. Purcell	14,000	34,807	(3)	673	—	1,324	—		50,804
(1)Consists of dividends and dividend equivalents accrued and paid in 2025 on restricted stock and restricted stock units.
(2)Includes technology allowance and/or mobile phone allowance and, for Mr. Butterfield, a service award in the amount of $256.
(3)Also includes dividends earned and paid in relation to performance unit awards granted in 2022 and disbursed to executives in 2025.
(4)Also includes dividend equivalents on vested but deferred restricted stock units.
(5)Also includes a relocation package in the amount of $151,948 and an associated tax gross-up of $50,461.

Employment Agreements and Perquisites. We have entered into employment agreements with Mr. Grescovich and Ms. Purcell. The initial term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors or a committee appointed by the Board. The employment agreements were extended on July 1, 2025 for each of these named executive officers. The agreements provide that each executive’s annual base salary is reviewed annually and may be adjusted from time to time to reflect amounts approved by the Board or the Compensation and Human Capital Committees.
The executives may participate with other executive officers of Banner Bank in such performance-based and discretionary bonuses, and incentive compensation opportunities, if any, as are authorized by the Board or Board committee. The executives also may be eligible to participate in equity or incentive award programs sponsored by Banner Bank. The executives may participate, to the same extent as executive officers of Banner Bank generally, in all Bank plans relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits. In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to Banner Bank’s executive officers, including but not limited to supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, club dues and physical examinations. The executives also may be provided an automobile for their business use, monthly club and/or gym membership dues and other employee benefits such as vacation and sick leave. The agreements also provide that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under “Potential Payments Upon Termination or Change in Control.”

BANNER CORPORATION 2026 PROXY STATEMENT	41

Executive Compensation
Grants of Plan-Based Awards
The following table shows information regarding grants of plan-based awards made to our named executive officers for 2025.

			Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock and option awards ($) (3)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark J. Grescovich		4/1/25	522,399	1,044,798	1,567,197
		4/1/25				6,206	12,412	18,618		801,877
		4/1/25							8,274	525,399

Robert G. Butterfield		4/1/25	161,698	323,397	485,095
		4/1/25				1,496	2,991	4,487		193,234
		4/1/25							2,991	189,929

James M. Costa		4/1/25	168,932	337,865	506,797
		4/1/25				1,741	3,482	5,223		224,955
		4/1/25							3,482	221,107
	(4)	8/1/25							4,646	283,778
Mark C. Borrecco		4/1/25	161,335	322,671	484,006
		4/1/25				1,602	3,203	4,805		206,930
		4/1/25							3,203	203,391

Cynthia D. Purcell		4/1/25	150,891	301,783	452,674
		4/1/25				1,409	2,818	4,227		182,057
		4/1/25							2,818	178,943

(1)Represents the potential range of cash incentive awards payable under our 2025 Executive Incentive Plan, based on annual base salary rate. The performance goals and measurements associated with this Plan that generate the awards set forth above are provided in the “Short-term Incentive Compensation” section beginning on page 32.
(2)Represents the potential range of restricted stock unit awards payable under our 2025 Long-term Incentive Plan subject to performance measurements. The performance goals and measurements associated with this Plan that generate the awards set forth above are provided in the “Long-term Incentive Compensation” section beginning on page 35.
(3)The fair value of the portion of the performance units that is tied to return on average tangible common equity is based on the stock price on the date of grant at the target performance level. The fair value of the portion of the performance units that is tied to total shareholder return is based on a statistical “Monte Carlo simulation” modeling technique that simulates potential stock price movements and all potential outcomes of achievement of the goal.
(4)Represents an off-cycle equity grant in August 2025 based on the achievement of specified criteria related to Mr. Costa’s promotion to Chief Operating Officer in 2024.

42	BANNER CORPORATION 2026 PROXY STATEMENT

Executive Compensation
Outstanding Equity Awards
The following information with respect to outstanding stock awards as of December 31, 2025 is presented for the named executive officers. The named executive officers have no stock option awards outstanding.

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Mark J. Grescovich	28,827	1,806,300	40,157	2,516,238
Robert G. Butterfield	6,462	404,909	8,476	531,106
James M. Costa	11,594	726,480	10,191	638,568
Mark C. Borrecco	4,230	265,052	3,203	200,700
Cynthia D. Purcell	6,411	401,713	9,772	612,314
(1)Consists of awards of restricted stock on April 3, 2023, April 1, 2024 and April 1, 2025 which vest pro rata over a three-year period from the grant date, with the first one-third vesting one year after the applicable grant date. Mr. Butterfield’s and Mr. Costa’s outstanding unvested awards also include a grant of restricted stock units on February 1, 2024 and August 1, 2025, respectively.
(2)Based on the Banner stock December 31, 2025 closing price of $62.66.
(3)Consists of awards of restricted stock on April 3, 2023, April 1, 2024 and April 1, 2025 which vest after attainment of performance goals. Number of shares represents performance at the target level.
Option Exercises and Stock Vested
The following table shows the value realized upon vesting of stock awards for our named executive officers in 2025. The named executive officers have no option awards outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Mark J. Grescovich	24,420	1,549,317
Robert G. Butterfield	2,604	165,337
James M. Costa	7,085	448,707
Mark C. Borrecco	3,594	216,898
Cynthia D. Purcell	7,343	465,049
(1)Reflects fair market value per share as of the vesting date multiplied by the number of shares vesting.

BANNER CORPORATION 2026 PROXY STATEMENT	43

Executive Compensation
Pension Benefits
The following information is presented with respect to the nature and value of pension benefits for the named executive officers at December 31, 2025.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Mark J. Grescovich	N/A	—	—	—
Robert G. Butterfield	N/A	—	—	—
James M. Costa	N/A	—	—	—
Mark C. Borrecco	N/A	—	—	—
Cynthia D. Purcell	Supplemental Executive Retirement Program	46	5,127,510	—
(1)Amounts shown assume normal retirement age as defined in the agreement and an assumed life based on IRS mortality tables for the recipient and recipient’s spouse, with the projected cash flows discounted at 4.5% to calculate the resulting present value.
Supplemental Executive Retirement Program. We have adopted a supplemental executive retirement program (“SERP”) which is intended to encourage retention by ensuring that participants reach a targeted retirement income, recognizing their value to Banner and rewarding a long-term service commitment. Currently, Ms. Purcell is the only executive officer who participates in the SERP. We do not anticipate adding any new participants to the SERP. Banner Bank has purchased life insurance on Ms. Purcell in an amount sufficient to recover the benefits payable under the SERP upon her death. At termination of employment at or after retirement age and achievement of a service requirement, Ms. Purcell’s annual benefit under the SERP, which may be reduced by certain other retirement benefits, would be computed as a percentage of her final average compensation (as defined in the plan) and her annual years of service (called the “supplemental benefit”). The SERP also provides for payments in the event of Ms. Purcell’s disability or death, or termination in the event of a change in control, all as discussed in further detail below, under “Potential Payments Upon Termination or Change in Control.” Ms. Purcell’s receipt of payments under the SERP are subject to confidentiality and non-competition provisions. Ms. Purcell has the status of an unsecured creditor of Banner Bank with respect to the benefits accrued under the SERP.
Nonqualified Deferred Compensation
The following information is presented with respect to plans that provide for the deferral of compensation on a basis that is not tax-qualified in which the named executive officers participated in 2025.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($) (1)
Mark J. Grescovich	—	—	—	—	—
Robert G. Butterfield	—	—	48,378	—	392,941
James M. Costa	—	—	—	—	—
Mark C. Borrecco	—	—	—	—	—
Cynthia D. Purcell	—	—	9,956	—	66,056
(1)Includes prior period executive contributions and employer contributions to the deferred compensation plan.

44	BANNER CORPORATION 2026 PROXY STATEMENT

Executive Compensation
We have adopted deferred compensation plans which allow executive officers of Banner to defer all or part of their cash compensation or non-qualified stock options until retirement. Each executive officer may direct the investment of the deferred compensation toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account. We have established grantor trusts to hold the common stock and mutual fund-style investments. The assets of the trusts are considered part of our general assets and the executive officers have the status of unsecured creditors of Banner with respect to the trust assets. The deferred compensation agreements provide pre-retirement death and disability benefits in an amount based on the value of the executive officer’s account balance upon the occurrence of either event. At retirement, an executive officer, as previously elected, may receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding ten years. At December 31, 2025, our estimated deferred compensation liability accrual with respect to executive officers under these agreements was $3.23 million.
Potential Payments Upon Termination or Change in Control
We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, early retirement, normal retirement and death. In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of December 31, 2025, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)		Disability ($)		Involuntary Termination ($)	Involuntary Termination Following Change in Control ($)		Early Retirement ($)	Normal Retirement ($)
Mark J. Grescovich
Employment Agreement	—		834,667	(1)	4,079,022	7,168,667		—	—
Equity Plans	5,580,656	(2)	5,580,656	(2)	—	5,580,656	(2)	—	—
Robert G. Butterfield
Executive Severance and Change in Control Plan	—		—		851,227	2,037,100		—	—
Equity Plans	1,201,568	(2)	1,201,568	(2)	—	1,201,568	(2)	—	—
James M. Costa
Executive Severance and Change in Control Plan	—		—		900,398	2,124,972		—	—
Equity Plans	1,684,332	(2)	1,684,332	(2)	—	1,684,332	(2)	—	—
Mark C. Borrecco
Executive Severance and Change in Control Plan	—		—		860,083	2,036,474		—	—
Equity Plans	543,607	(2)	543,607	(2)	—	543,607	(2)	—	—
Cynthia D. Purcell
Employment Agreement	—		—		1,500,092	2,649,418		—	—
SERP (3)	190,701		381,403		381,403	381,403		381,403	381,403
Equity Plans	1,320,184	(2)	1,320,184	(2)	—	1,320,184	(2)	—	—
(1)Annually through the term of the employment agreement unless the Board exercises an election to discontinue.
(2)Represents accelerated vesting of restricted stock. Performance-based vesting would be determined based on actual performance; for purposes of this calculation, assumes that all shares vested at the maximum performance level.
(3)Indicates annual payments.

BANNER CORPORATION 2026 PROXY STATEMENT	45

Executive Compensation
Employment Agreements. We have entered into employment agreements with Mr. Grescovich and Ms. Purcell that provide for payments in the event of death, disability or termination. In the event of the executive’s death during the term of his or her employment agreement, we will pay to the executive’s estate the compensation due through the last day of the calendar month in which his or her death occurred. The initial term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors or a committee appointed by the Board. The employment agreements were extended on July 1, 2025 for each of these named executive officers. Each executive’s annual base salary is reviewed annually and may be adjusted from time to time to reflect amounts approved by the Board or the Compensation and Human Capital Committee.
Mr. Grescovich’s agreement provides that if he becomes entitled to benefits under the terms of the then-current disability plan, if any, of Banner or Banner Bank or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided for executive employees. In the event of his disability, the employment agreement is not suspended, except that (1) the obligation to pay Mr. Grescovich’s salary will be reduced by the amount of disability income benefits he receives and (2) upon a resolution adopted by a majority of the disinterested members of the Board of Directors or the Compensation and Human Capital Committee, Banner or Banner Bank may discontinue payment of his salary beginning six months following a determination that he has become entitled to benefits under the disability plan or otherwise unable to fulfill his duties under his agreement. If Mr. Grescovich’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, and he is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of his death or the sixth month anniversary of his separation from service.
The employment agreement with Ms. Purcell provides that if she becomes disabled or incapacitated to the extent that she is unable to perform the duties of her position, she shall receive short-term disability benefits equal to 100% of her monthly compensation beginning on the 15th day of disability and continuing until the 180th day of disability and long-term disability benefits equal to 66% of monthly salary beginning on the 181st day of disability and continuing until she attains age 65. These benefits will be reduced by the amount of any benefits payable to Ms. Purcell under any other disability program of Banner Bank. The Bank currently provides disability benefits with certain limitations to all full-time employees. In addition, during any period of disability, Ms. Purcell and her dependents shall, to the greatest extent possible, continue to be covered under all executive benefits plans of Banner Bank, including without limitation, its retirement plans, life insurance plan and health insurance plans, as if actively employed by Banner Bank. If Ms. Purcell is disabled for a continuous period exceeding six calendar months, Banner Bank may, at its election, terminate the employment agreement. If Ms. Purcell’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, and she is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of her death or the sixth month anniversary of her separation from service.
The employment of Mr. Grescovich and Ms. Purcell is terminable at any time for just cause as defined in the agreements. In addition, the employment of an executive may be terminated without just cause, in which case Ms. Purcell’s agreement provides that she would continue to receive (1) base salary over the remaining term and (2) her group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for the remaining term. Mr. Grescovich’s agreement provides that we must pay him a lump sum equal to two times the sum of (1) his annual salary in effect on the date of termination and (2) any unearned performance-based bonus based on the target opportunity on the date of termination. We would also be required to pay to him any earned but unpaid performance-based bonus and continue his group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for 24 months after the date of termination.

46	BANNER CORPORATION 2026 PROXY STATEMENT

Executive Compensation
The employment agreements also provide for benefits in the event of the termination of Mr. Grescovich or Ms. Purcell in connection with a change in control. For Ms. Purcell, if, within six months prior to a change in control or 24 months after a change in control, we (or our acquiror) terminate her employment or otherwise change the circumstances in which she is employed, or cause a reduction in responsibilities or authority or compensation or other benefits provided under the employment agreement without consent, other than for just cause, the agreements provide that we must pay to her and provide her, or her beneficiaries, dependents and estate, with the following: (1) 2.99 times her base amount as defined in Section 280G of the Internal Revenue Code; and (2) during the period of 36 calendar months beginning with the event of termination, continued coverage under all Banner employee benefit plans as if she were still employed during that period under the employment agreement. If Mr. Grescovich’s employment is terminated within 24 months of a change in control, we must pay him a lump sum equal to three times the sum of (1) his annual salary in effect on the date of termination and (2) any unearned performance-based bonus based on the target opportunity on the date of termination. We would also be required to pay to him any earned but unpaid performance-based bonus and continue his group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for 36 months after the date of termination. The employment agreements limit these payments and do not allow payments of amounts in excess of the limits imposed by Section 280G of the Internal Revenue Code.
Executive Severance and Change in Control Plan. We established the Executive Severance and Change in Control Plan on January 1, 2018 to provide certain executive employees of the Bank with the opportunity to receive severance benefits in connection with certain terminations of employment, including a termination of employment after a change in control of Banner or Banner Bank. Mr. Butterfield, Mr. Costa and Mr. Borrecco participate in this plan. The Bank amended and restated the Plan, effective as of July 1, 2023, to update the severance payable upon a termination of employment in connection with a change in control. If, within six months prior to a change in control or 24 months after a change in control (“Covered Period”), we (or our acquiror) terminate the executive’s employment or otherwise change the circumstances in which he or she is employed, or cause a reduction in responsibilities or authority, other than for just cause, the plan provides that we must pay to the executive a lump sum equal to: (1) 2.0 times the executive’s base salary, plus the executive’s target annual cash incentive compensation for the year in which the termination occurs; and (2) a pro-rated annual bonus. During the period of 18 calendar months beginning with the event of termination, we must reimburse the monthly COBRA premium paid by the executive for the executive and his or her eligible dependents until the executive is eligible to receive similar coverage from another employer or is no longer eligible for COBRA continuation coverage. If the termination does not occur within the Covered Period, the plan provides that we must pay to the executive: (1) 1.0 times the executive’s base salary, payable over the one-year period following termination in accordance with the Bank’s normal payroll practices; and (2) during the period of 12 calendar months beginning with the event of termination, reimbursement for monthly COBRA premium paid by the executive for the executive and his or her eligible dependents.
Supplemental Executive Retirement Program. We have adopted a supplemental executive retirement program. Currently, Ms. Purcell is the only executive officer who participates in the SERP. We do not anticipate adding any new participants to the SERP. At termination of employment at or after attaining age 62 and having achieved a service requirement, Ms. Purcell’s annual benefit under the SERP would be computed as the product of 3% her final average compensation (defined as the three calendar years of the Ms. Purcell’s annual cash compensation, including bonuses, which produce the highest average within Ms. Purcell’s final eight full calendar years of employment) and her annual years of service (called the “supplemental benefit”). However, the supplemental benefit would be limited such that the sum of (1) amounts payable from Ms. Purcell’s other retirement benefits from Banner and Banner Bank and (2) the supplemental benefit may not exceed 60% of final average compensation. Payment of the supplemental benefit begins on the first day of the month next following Ms. Purcell’s retirement date and continues monthly for her life, unless Ms. Purcell is a specified employee (as defined in Section 409A of the Internal Revenue Code), in which case payment begins on the first day of the month following the six-month anniversary of her termination of employment.
In the event of Ms. Purcell’s death, her surviving spouse, if any, shall receive a spouse’s supplemental benefit. If the death occurs following her retirement date, the surviving spouse shall be entitled to a spouse’s supplemental benefit, payable for life, equal to 50% of the monthly amount of the supplemental benefit payable to Ms. Purcell prior to her death. If the death occurs while Ms. Purcell is actively employed by Banner or any of its affiliates, the surviving spouse shall receive a spouse’s supplement benefit equal to 50% of the amount she would have received as a supplemental benefit if her retirement date had occurred on the date immediately preceding her death.

BANNER CORPORATION 2026 PROXY STATEMENT	47

Executive Compensation
The agreement provides that in the event of Ms. Purcell’s involuntary termination of employment on or after the effective date of a change in control, the date of termination shall be treated as her retirement date and she shall be entitled to receive a supplemental benefit. If Ms. Purcell had reached her retirement date, the supplemental benefit would be calculated as described above for normal retirement and if she had not reached her retirement date but had satisfied the years of service requirement, the supplemental benefit would be calculated as described above for early retirement. Benefit payments for Ms. Purcell will be subject to the delayed distribution requirements if she is a specified employee.
The supplemental benefit shall cease to be paid to Ms. Purcell (and rights to the spouse’s supplemental benefit shall terminate) if she (1) discloses material confidential information or trade secrets concerning Banner Bank or any of its subsidiaries without its consent or (2) engages in any activity that is materially damaging to the Bank including engaging in competitive employment during the three-year period beginning on her retirement date.
Equity Plans. Our 2014 Omnibus Incentive Plan, as amended, 2018 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan provide that restricted stock, restricted stock units and performance awards will become fully vested and stock options and stock appreciation rights will become fully exercisable only upon completion of a change in control and involuntary separation from employment (including voluntary separation for good reason) of the recipient during the 12-month period following the effective date of the change in control (known as a “double trigger”). The 2014 Omnibus Incentive Plan, 2018 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan also provide for accelerated vesting of awards if a recipient’s service is terminated as a result of death or disability.
Chief Executive Officer Pay Ratio
In August 2015 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted Item 402(u) of Regulation S-K, requiring annual disclosure of the ratio of the annual total compensation of the Chief Executive Officer to the median employee’s annual total compensation. For 2025, this information is as follows:

Mr. Grescovich, Chief Executive Officer, annual total compensation:	$3,590,983
Median employee annual total compensation:	$77,674
Ratio of Chief Executive Officer to median employee compensation:	46 to 1
We have concluded that it is appropriate to identify a new median employee for this year’s disclosure. In determining the median employee, we used a listing of all employees, excluding our Chief Executive Officer, as of December 31, 2025. To identify our median employee, we included all elements of total direct compensation (defined as the total value of salaries, commissions, bonuses, and short- and long-term incentives provided regularly and consistently to the employee base) paid in 2025 as our consistently applied compensation measure. The value of long-term incentive awards issued during 2025 was based on the fair market value of the award at the time of grant. Compensation for full-time employees hired during 2025 was annualized.
As a result of the flexibility permitted by Item 402(u), the method we used to determine our median employee may differ from the methods used by our peers, so the ratios may not be comparable.

48	BANNER CORPORATION 2026 PROXY STATEMENT

Executive Compensation | Pay Versus Performance
Pay Versus Performance

Pay Versus Performance Disclosure. In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”), as calculated in accordance with the SEC rules and certain performance measures for the fiscal years listed below. For information regarding Banner’s pay-for-performance philosophy and how Banner aligns executive pay with performance, refer to the “Compensation Discussion and Analysis” (“CD&A”) above.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs (1)	Average Compensation Actually Paid to non-PEO NEOs (3)	Value of Initial Fixed $100 Investment based on (4):		Net Income ($000)	Company- selected Measure: ROATCE (5)
					Total Shareholder Return (TSR)	KRX Index Total Shareholder Return (TSR)
2025	$3,590,983	$3,325,391	$1,427,530	$1,368,814	$159	$153	$195,382	13.25%
2024	$3,182,264	$3,934,830	$1,191,885	$1,282,587	$164	$143	$168,898	12.90%
2023	$3,008,319	$2,584,884	$1,026,932	$855,526	$127	$127	$183,624	16.14%
2022	$3,123,768	$3,296,615	$1,197,095	$1,113,315	$144	$127	$195,378	17.49%
2021	$2,618,969	$3,388,567	$868,651	$976,064	$134	$137	$201,048	16.27%
(1)The principal executive officer (“PEO”) for all five years was Mark J. Grescovich. The non-PEO named executive officers (non-PEO NEOs) were as follows:

2025:    Robert G. Butterfield, James M. Costa, Mark C. Borrecco, Cynthia D. Purcell
2024:    Robert G. Butterfield, Cynthia D. Purcell, James M. Costa, Sherrey L. Luetjen
2023:    Robert G. Butterfield, Cynthia D. Purcell, James M. Costa, James P. G. McLean, Peter J. Conner
2022:    Peter J. Conner, Cynthia D. Purcell, James M. Costa, M. Kirk Quillin
2021:    Peter J. Conner, Cynthia D. Purcell, M. Kirk Quillin, James P. G. McLean, Judith A. Steiner

(2) Adjustments from Summary Compensation Table total for PEO	2025
Deduction for change in actuarial present values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column in the Summary Compensation Table	—
Increase for service cost of pension plans	—
Increase/deduction for prior service cost of pension plans	—
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(1,327,276)
Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end	1,296,185
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(153,295)
Increase based on fair value of awards granted during year that vested during year, determined as of vesting date	—
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(81,206)
Deduction of fair value of awards granted prior to year that were forfeited during year	—
Increase based on dividends or other earnings paid during year prior to vesting date of award that are not otherwise included in total compensation	—
Increase based on incremental value of awards modified during year	—
Total Adjustments	(265,592)

BANNER CORPORATION 2026 PROXY STATEMENT	49

Executive Compensation | Pay Versus Performance

(3) Adjustments from Average Summary Compensation Table total for non-PEO NEOs	2025
Deduction for change in actuarial present values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column in the Summary Compensation Table	—
Increase for service cost of pension plans	—
Increase/deduction for prior service cost of pension plans	—
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(471,081)
Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end	464,217
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(31,549)
Increase based on fair value of awards granted during year that vested during year, determined as of vesting date	—
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(20,302)
Deduction of fair value of awards granted prior to year that were forfeited during year	—
Increase based on dividends or other earnings paid during year prior to vesting date of award that are not otherwise included in total compensation	—
Increase based on incremental value of awards modified during year	—
Total Adjustments	(58,715)

(4)Total shareholder return (“TSR”) assumes $100 invested in Banner common stock and the KBW Regional Bank Index on December 31, 2020 with all dividends reinvested.
(5)We determined the return on average tangible common equity (“ROATCE”) to be the most important financial performance measure not otherwise disclosed in the table, that is used to link compensation actually paid to our NEOs to company performance, for the most recently completed fiscal year. ROATCE is defined as net income prior to amortization of intangibles and goodwill (tax-adjusted), divided by average tangible common equity. Data source: S&P CapIQ Pro.
Tabular List of Financial Performance Measures

The following provides a list that reflects the measures we believe to be the most important financial performance measures used to link NEO compensation to company performance. For more information, see “Executive Compensation – Compensation Discussion and Analysis.” Although in practice we do not use any performance measures to link “compensation actually paid” (as calculated herein) to company performance, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation and Human Capital Committee to determine NEO compensation for the most recently completed fiscal year, as more fully described in “Executive Compensation – Compensation Discussion and Analysis.”
•Return on Average Tangible Common Equity* (“ROATCE,” the “Company Selected Measure”);
•Pretax Pre-provision ROA;
•Efficiency Ratio*; and
•Total Operating Revenue*.
*Non-GAAP. See Annex for additional information and reconciliation to the related GAAP financial measures.
Pay Versus Performance: Graphical Description

The illustrations below provide graphical descriptions of the relationships between the following:
•Compensation Actually Paid and Banner’s cumulative TSR;
•Compensation Actually Paid and Banner’s Net Income;
•Compensation Actually Paid and Banner’s Selected Measure, which is ROATCE; and
•Banner’s cumulative TSR and the Peer Group’s cumulative TSR.

50	BANNER CORPORATION 2026 PROXY STATEMENT

Executive Compensation | Pay Versus Performance

BANNER CORPORATION 2026 PROXY STATEMENT	51

Executive Compensation | Pay Versus Performance

52	BANNER CORPORATION 2026 PROXY STATEMENT

Executive Compensation | Pay Versus Performance
Compensation and Human Capital Committee Interlocks and Insider Participation
The members of the Compensation and Human Capital Committee are Ellen R.M. Boyer (Chair), Connie R. Collingsworth, Margot J. Copeland, Roberto R. Herencia and Kevin F. Riordan. No members of the Compensation and Human Capital Committee were officers or employees of Banner or any of its subsidiaries during the year ended December 31, 2025, nor were they formerly Banner officers or had any relationships otherwise requiring disclosure.

BANNER CORPORATION 2026 PROXY STATEMENT	53

Proposal 2 – Advisory Vote to Approve Executive Compensation
Proposal 2 – Advisory Vote to Approve Executive Compensation
Under the Dodd-Frank Act, we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Banner’s executives as disclosed in the Proxy Statement. At the 2025 annual meeting of shareholders, we were also required under the Dodd-Frank Act to include a non-binding shareholder resolution regarding the frequency of future votes on executive compensation. Shareholders voted in favor of holding an annual vote and the Board of Directors determined to hold an annual shareholder advisory vote to approve the compensation of our named executive officers.
The say-on-pay proposal will be presented at the annual meeting in the form of the following resolution:
RESOLVED, that the shareholders approve the compensation of Banner Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Proxy Statement for the 2026 annual meeting of shareholders.
This vote will not be binding on our Board of Directors or Compensation and Human Capital Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation and Human Capital Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements. Listed below are the results of the advisory vote on executive compensation at the 2025 annual meeting of shareholders:

FOR	26,123,555 Shares

AGAINST	1,446,002 Shares

ABSTAIN	31,082 Shares

BROKER NON-VOTE	1,354,101 Shares

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.

The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

54	BANNER CORPORATION 2026 PROXY STATEMENT

Information About Our Executive Officers
Information About Our Executive Officers

The following table provides information about the executive officers of Banner and the Bank as of December 31, 2025:

Name	Age	Position with Banner Corporation	Position with Banner Bank
Mark J. Grescovich	61	President, Chief Executive Officer, Director	President, Chief Executive Officer, Director
Mark C. Borrecco	54		Executive Vice President, Chief Banking Officer
Janet M. Brown	58		Executive Vice President, Chief Information Officer
Robert G. Butterfield	57	Executive Vice President, Chief Financial Officer, Treasurer	Executive Vice President, Chief Financial Officer
James M. Costa	57		Executive Vice President, Chief Operating Officer
Karen L. Harrison	67		Executive Vice President, Community Banking Executive
Kayleen R. Kohler	53		Executive Vice President, Human Resources, Chief Diversity Officer
Kenneth A. Larsen	56		Executive Vice President, Mortgage Banking
Sherrey L. Luetjen	54	Executive Vice President, General Counsel, Ethics Officer, Secretary	Executive Vice President, General Counsel, Secretary
James P. G. McLean	61		Executive Vice President, Commercial Real Estate Lending Division
Scott S. Newman	62		Executive Vice President, Chief Audit Executive
Daniel E. Oxford	47		Executive Vice President, Chief Risk Officer
Cynthia D. Purcell	68		Executive Vice President, Chief Strategy and Administration Officer
James T. Reed, Jr.	63		Executive Vice President, Commercial Banking
Jill M. Rice	60		Executive Vice President, Chief Credit Officer

Biographical Information

The following section provides information about the executive officers of Banner Corporation and Banner Bank as of December 31, 2025. There are no family relationships among or between the directors or executive officers.
Mark J. Grescovich is President and Chief Executive Officer, and a director, of Banner Corporation and Banner Bank. Mr. Grescovich became President and a director of Banner Corporation and Banner Bank in April 2010 and became Chief Executive Officer in August 2010, building on an extensive banking career specializing in finance, credit administration and risk management. Under his leadership, Banner has grown from $4.7 billion in assets in 2010 to more than $16 billion in 2025 through organic growth and selective acquisitions. During that time, Mr. Grescovich has guided the expansion of the Company’s footprint to over 135 locations in four states. Prior to joining the Bank, Mr. Grescovich was the Executive Vice President and Chief Corporate Banking Officer for FirstMerit Corporation and FirstMerit Bank N.A., a commercial bank with $14.5 billion in assets and over 200 branch offices in three states. He assumed responsibility for FirstMerit’s commercial and regional line of business in 2007, having served since 1994 in various commercial and corporate banking positions, including Chief Credit Officer. Prior to joining FirstMerit, Mr. Grescovich was a Managing Partner in corporate finance with Sequoia Financial Group, Inc. and a commercial and corporate lending officer and credit analyst with Society National Bank. He earned a bachelor’s degree in finance from Miami University and a master’s degree, also with a finance emphasis, from The University of Akron.

BANNER CORPORATION 2026 PROXY STATEMENT	55

Information About Our Executive Officers
Mark C. Borrecco joined Banner Bank in September 2024 as Executive Vice President and Chief Banking Officer, responsible for overseeing the Bank’s production lines of business. Mr. Borrecco has more than 25 years of experience in the financial services industry. Prior to joining Banner, Mr. Borrecco was Regional President for California at Washington Federal, Inc. from March 2023 through August 2024, where he was based in Sacramento, California. Previously, he was President and Chief Executive Officer at Great Western Bancorp in Sioux Falls, South Dakota, from March 2020 to January 2022. Mr. Borrecco served as President and Chief Executive Officer for Rabobank, NA in Roseville, California, from December 2015 through November 2019, where he had served as Executive Vice President and Chief Banking Officer from August 2011 to November 2015. Mr. Borrecco earned a B.A. in Economics from California State University, Fresno.
Janet M. Brown joined Banner Bank in 2020 as Chief Information Officer. She directs and oversees information technology and security across Banner Bank, including existing and emerging initiatives. Prior to joining the Company, Ms. Brown’s career included more than 25 years of information technology experience. She has specific expertise leading large, complex projects and technology environments. Ms. Brown served as Vice President of Governance & Infrastructure Shared Services at Epiq Global, a worldwide provider of legal services, from November 2018 through October 2020. In June 2018, Epiq Global purchased Garden City Group, where Ms. Brown had served as Senior Vice President and Chief Information Officer since September 2016. From March 2014 to September 2016, Ms. Brown was Vice President, Information Technology Applications for Premera, where she previously served as Vice President of Information Technology Applications and Shared Services. Ms. Brown attended Washington State University and served eight years in the U.S. Marine Corps. She is a Desert Storm Veteran. Ms. Brown actively volunteers for several children’s welfare and development causes in the Puget Sound area and abroad.
Robert G. Butterfield was promoted to Executive Vice President and Chief Financial Officer of Banner Bank in April 2023 and to Executive Vice President and Chief Financial Officer of Banner Corporation in October 2023. Prior to those promotions, he was Senior Vice President and Chief Accounting Officer of Banner Bank, which he joined in 2015. A Certified Public Accountant, Mr. Butterfield has more than 25 years of highly specialized financial expertise, including more than 20 years in the financial services industry. He began his career as an auditor with a national accounting and professional services firm and held financial leadership positions at two community banks, including controller and principal accounting officer. Mr. Butterfield holds a bachelor’s degree in accounting from Eastern Washington University and is a graduate of Pacific Coast Banking School. As an active member of his community, he currently serves on the board of directors for Spokane Habitat for Humanity.
James M. Costa joined Banner Bank in October 2021 as Executive Vice President and Chief Risk Officer and was promoted in May 2024 to Chief Operating Officer. He brings nearly 30 years of banking experience to his position. Prior to joining Banner, Mr. Costa served at Mann Lake Group in Minneapolis as the Chief Executive Officer and Founder from October 2020 where he provided advice to banks, trade associations and fintech firms on credit strategy, capital allocation, risk program design, and regulatory relations. From 2013 to October 2020, he served as an executive officer of TCF Financial Corporation (TCF), including as Executive Vice President and Chief Risk Officer and Chief Credit Officer. TCF was a $49 billion regional bank holding company with operations in the United States, Canada and Asia. Prior to that, Mr. Costa was Executive Vice President and Head of Credit Strategy for Wachovia in Charlotte, NC, and PNC Financial Corp. A U.S. Air Force Veteran, Mr. Costa earned his bachelor’s degree from The Ohio State University and conducted his doctorate studies in economics at the University of Minnesota. Mr. Costa is also an advisory board member for Moody’s Analytics.

56	BANNER CORPORATION 2026 PROXY STATEMENT

Information About Our Executive Officers
Karen L. Harrison was promoted to Executive Vice President of Community Banking at Banner Bank in June 2023 after joining Banner Bank in March 2022 as Senior Vice President, Community Banking Director. Ms. Harrison oversees the Bank’s branch network, business client management services, business banking, and Banner Wealth and Investment Services. Ms. Harrison has more than 25 years of experience in financial services, including national leadership positions at large multi-national banks as well as serving nine years on the executive team of a regional credit union as Executive Vice President, Chief Retail Banking and Marketing Officer. From 2011 through March 2022, Ms. Harrison held several regional and national senior leadership roles at Bank of America, in San Diego, CA. Prior to joining Banner Bank in March 2022, Ms. Harrison served as Bank of America’s National SBA Executive, leading the bank’s nationwide SBA program from 2019 to 2022. Prior roles at Bank of America included National Credit Performance Executive and Small Business Banking Manager. Ms. Harrison earned her bachelor’s degree from California State University and an MBA from the University of Phoenix. Additionally, she has completed the Women’s Leadership Program at Columbia University Graduate School of Business. An active member of her community, Ms. Harrison has served on the board of directors for Junior Achievement, YMCA, LEAD San Diego, and the National Association of Women Business Owners.
Kayleen R. Kohler is the Executive Vice President and Chief Human Resources Officer at Banner Bank, where she also serves as the Bank’s Chief Diversity Officer. Since joining Banner in 2016, she has been a driving force behind the organization’s people strategy—leading initiatives that strengthen culture, accelerate leadership development, and align talent capabilities with the Bank’s long‑term growth priorities. Ms. Kohler oversees all facets of human capital management and corporate responsibility, including organizational design, leadership and talent development, workforce planning, employee experience, compensation and benefits, employee relations, and enterprise inclusion initiatives. Prior to joining Banner, Ms. Kohler served 20 years in progressive human resource leadership roles for Plum Creek Timber Company, now Weyerhaeuser. She holds bachelor’s degrees in marketing as well as business management from Northwest Missouri State University and a master’s degree in organizational management from the University of Phoenix. Through continuing education, she maintains her certifications as a Senior Professional in Human Resources and a Society of Human Resources Management Senior Certified Professional.
Kenneth A. Larsen was promoted to Executive Vice President, Mortgage Banking Director in 2015. He joined Banner Bank in 2005 as Real Estate Administration Manager and was promoted to Mortgage Banking Director in 2010. Mr. Larsen is responsible for Banner Bank’s mortgage banking activities from origination, administration, secondary marketing, through loan servicing. Mr. Larsen has a 30-plus year career in mortgage banking, including holding positions in all facets of operations and management. A graduate of Eastern Washington University, he earned a bachelor’s degree in education with a degree in Social Science and earned certificates from the Pacific Coast Banking School and the School of Mortgage Banking. Mr. Larsen is also a Certified Mortgage Banker, the highest designation recognized by the Mortgage Bankers Association. Mr. Larsen began his career at Action Mortgage/Sterling Savings, later moving to Peoples Bank of Lynden where he managed mortgage banking operations. Mr. Larsen served as the 90th President of the Seattle Mortgage Bankers Association and Chairman of the Washington Mortgage Bankers Association. He also served two terms as a state commissioner on the Washington State Housing Finance Commission.
Sherrey L. Luetjen is Executive Vice President, General Counsel and Secretary for Banner Corporation and Banner Bank, as well as Ethics Officer for Banner Corporation. She joined Banner as Senior Vice President and Assistant General Counsel in 2019 and was promoted to her current position in 2021. Ms. Luetjen directs and oversees the Company’s legal functions. Ms. Luetjen has more than 25 years of legal experience including more than 20 years as in-house counsel in the financial services industry. From 2010 through 2018, Ms. Luetjen was a Managing Director of Legal and Compliance at BlackRock, Inc., where she previously served as a Director of Legal and Compliance from 2007 through 2010. Prior to BlackRock, Ms. Luetjen served as Associate General Counsel at a privately held investment advisory firm. Ms. Luetjen earned concurrent JD and MBA degrees from the University of Washington and earned her bachelor’s degree from Seattle University. Ms. Luetjen’s community involvement includes nine years of service on the board of directors of The Arboretum Foundation, including two years as board chair.

BANNER CORPORATION 2026 PROXY STATEMENT	57

Information About Our Executive Officers
James P.G. McLean joined Banner Bank in 2010 and is Executive Vice President, Commercial Real Estate Lending. He leads the Affordable Housing Division and LIHTC Investments, Community Financial Corporation, Homebuilder Finance and Income Property Divisions, as well as related loan administration functions. Mr. McLean has more than 30 years of real estate finance experience. His experience includes roles at large national commercial banks and at regional and community banks, as well as 15 years in executive leadership roles and as a principal of a mid-sized regional commercial real estate development firm. Mr. McLean earned his bachelor’s degree from the University of Washington. His community volunteering is focused on organizations that serve local youth, including the Boy Scouts of America, Lake Washington School District and numerous coaching positions.
Scott S. Newman joined Banner Bank as Executive Vice President and Chief Audit Executive in June 2024. He has more than 35 years of audit experience, including 20-plus years in leadership positions. Prior to joining Banner, Mr. Newman had served as Director of Risk Management and Internal Audit for PEMCO Mutual Insurance Company since 2022. From 2013 to 2022, he was Senior Vice President – General Auditor at Columbia Bank. Previously, he held additional internal audit roles at banking, investment management, and insurance companies. Mr. Newman holds several professional certifications including Certified Internal Auditor, Certified Information Systems Auditor, Certification in Risk Management Assurance, Certified Financial Services Auditor, and Certified Information Systems Security Professional. Mr. Newman earned bachelor’s degrees in economics and business administration/finance from Central Washington University. He volunteers in his community and continues to serve on professional boards, including the Washington State Board of Accountancy.
Daniel E. Oxford was promoted to Executive Vice President and Chief Risk Officer in October 2025. He leads the Bank’s enterprise risk management and guides the company’s risk strategy. Additionally, he chairs Banner’s Risk Management Oversight Committee. Since joining Banner in 2010, Oxford has held several leadership roles with progressively expanded responsibilities. Before being promoted to his current position, he was Senior Vice President, Risk Services Director & Chief Appraiser. Oxford earned his bachelor’s degree in business administration from Northwest University and his MBA from Gonzaga University. He is a graduate of Pacific Coast Banking School and holds multiple professional designations, including MAI and AI-GRS.
Cynthia D. Purcell is Banner Bank’s Executive Vice President and Chief Strategy and Administration Officer, having previously served as Banner Bank’s Executive Vice President of Retail Banking and Administration. Ms. Purcell is responsible for leading the execution of the Bank’s long-term corporate strategic objectives in addition to leading the marketing and communications team’s digital strategy and delivery channels, and product strategy. She was formerly the Chief Financial Officer of Inland Empire Bank (now Banner Bank), which she joined in 1981. Through her tenure in banking, she has led nearly all functions – finance, retail and small business production lines, branch strategy, M&A integration, IT, human resources, marketing, CRA, operations, international banking and government relations. Over her career, Ms. Purcell has been deeply involved in advocating for the industry through leadership roles on various boards and committees including state banking associations, the American Bankers Association (ABA), and the Consumer Bankers Association. She has also taught banking courses throughout her career, including the ABA Graduate School of Bank Investments and Financial Management, the Northwest Intermediate Banking School, and the Oregon Bankers Association Directors College. Along with other philanthropic organizations, Ms. Purcell has served on several community college boards and foundations, an advocate for lifelong learning and access to education for all.
James T. Reed, Jr. began his banking career in 1985 and joined Banner Bank in 1998. Since then, he has held several leadership positions with progressive responsibilities within the bank including Community Banking, Treasury Management, and the Commercial Banking division. Today, he is Executive Vice President of Commercial Banking and leads the teams that focus on commercial banking relationship management, portfolio management, and business development. Mr. Reed earned his bachelor’s degree from the University of Washington and is a graduate of Pacific Coast Banking School. Mr. Reed’s community involvement includes serving on the Association of Washington Businesses Executive Board as well as having served on the University of Washington Bothell Advisory Board.

58	BANNER CORPORATION 2026 PROXY STATEMENT

Information About Our Executive Officers
Jill M. Rice joined Banner Bank in 2002 as a Regional Credit Risk Manager, was promoted to Senior Credit Officer overseeing the commercial banking credit function in 2008, and to Chief Credit Officer in 2020. Ms. Rice has more than 35 years of credit-related experience, including time as a Senior Bank Examiner with the FDIC. Ms. Rice earned her bachelor’s degree from Western Washington University, is a graduate of the Pacific Coast Banking School, and has held the RMA Credit Risk Certification since 2009. Ms. Rice’s community involvement includes having served on the board of directors for the Alzheimer’s Association Washington State Chapter, and LifeWire, a domestic violence prevention organization, including serving seven years on the board of directors, two of which she was the board president. In addition, she continues to volunteer with the local school districts.

BANNER CORPORATION 2026 PROXY STATEMENT	59

Audit Committee Matters
Audit Committee Charter. The Audit Committee operates pursuant to a charter approved by our Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, system of internal controls established by management and audit process. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm, the internal audit department and management.
Report of the Audit Committee. The Audit Committee reports as follows with respect to the Corporation’s audited consolidated financial statements for the year ended December 31, 2025:
•The Audit Committee has completed its review and discussion of the 2025 audited consolidated financial statements with management;
•The Audit Committee has discussed with the independent registered public accounting firm (Baker Tilly US, LLP) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communications with Audit Committees;
•The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and
•The Audit Committee has, based on its review and discussions with management of the 2025 audited consolidated financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that the Corporation’s audited consolidated financial statements for the year ended December 31, 2025 be included in its Annual Report on Form 10-K.
The foregoing report is provided by the following directors, who constitute the Audit Committee as of December 31, 2025:

Audit Committee

Kevin F. Riordan, Chair
Ellen R.M. Boyer
John R. Layman
John C. Pedersen
Paul J. Walsh
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

60	BANNER CORPORATION 2026 PROXY STATEMENT

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2026 and that appointment is being submitted to shareholders for ratification. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Baker Tilly to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Banner and our shareholders. A representative of Baker Tilly will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.
Banner was notified that its independent registered public accounting firm, Moss Adams LLP, merged with Baker Tilly effective June 3, 2025. The combined audit practices operate as Baker Tilly US, LLP. In connection with the merger, Moss Adams resigned as Banner’s independent auditor and the Audit Committee appointed Baker Tilly as the successor to Moss Adams for remainder of the year ended December 31, 2025.
The audit reports of Moss Adams on Banner’s consolidated financial statements for the years ended December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and internal control over financial reporting as of December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date of the Company’s Current Report on Form 8-K dated June 10, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on Banner’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date of the Company’s Current Report on Form 8-K dated June 10, 2025, neither Banner, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Banner’s financial statements; or (ii) any matter that was either the subject of a "disagreement," as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a "reportable event," as described in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for 2026.

BANNER CORPORATION 2026 PROXY STATEMENT	61

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
The following table sets forth the aggregate fees billed, or expected to be billed, to us by Baker Tilly and prior to the merger, Moss Adams, for professional services rendered for the fiscal years ended December 31, 2025 and 2024.

		Year Ended December 31,
	2025 ($)	2024 ($)
Audit Fees (1)	1,439,650	1,397,708
Audit-Related Fees (2)	34,800	24,000
Tax Fees	—	—
All Other Fees	—	—
(1)For 2025, includes estimated amounts to be billed and related out-of-pocket expenses.
(2)For 2025 and 2024, reflects fees related to limited assurance review of scope 1 and 2 greenhouse gas emissions calculations. For 2025, reflects fees related to S-8 filing.
The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent registered public accounting firm in connection with the Committee’s annual review of its charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. For the year ended December 31, 2025, the Audit Committee approved all of the services provided by Baker Tilly that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.
The Audit Committee of the Board of Directors determined that all of the services performed by Baker Tilly in fiscal year 2025 were not incompatible with Baker Tilly maintaining its independence.

62	BANNER CORPORATION 2026 PROXY STATEMENT

Miscellaneous
Miscellaneous
The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxies.
We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Banner’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.
Banner’s 2025 Annual Report to Shareholders, including financial statements, has been made available online or mailed to all shareholders of record as of the close of business on March 12, 2026. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to us or by accessing our proxy materials online at www.bannerbank.com/proxymaterials. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.
A copy of Banner’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, will be furnished without charge to shareholders of record as of March 12, 2026, upon written request to Sherrey Luetjen, Secretary, Banner Corporation, 10 S. First Avenue, Post Office Box 907, Walla Walla, Washington 99362.

BANNER CORPORATION 2026 PROXY STATEMENT	63

Shareholder Proposals
Shareholder Proposals
Shareholder proposals intended to be presented at our annual meeting to be held in 2027 must be received by us no later than December 7, 2026 to be considered for inclusion in the proxy materials and form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.
In addition, our Restated Articles of Incorporation provide that in order for business to be brought before the annual meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was made available online or mailed to shareholders. The notice must state the shareholder’s name, address and number of shares of Banner common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.
Our Restated Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to our Secretary not less than 30 days nor more than 60 days prior to the date of the annual meeting of shareholders; provided, however, that if less than 31 days’ notice of the annual meeting is given to shareholders, such written notice must be delivered to our Secretary not later than the close of the tenth day following the day on which notice of the annual meeting was made available online or mailed to shareholders. The notice must set forth (1) the name, age, business address and, if known, residence address of each nominee for election as a director, (2) the principal occupation or employment of each nominee, (3) the number of shares of Banner common stock which are beneficially owned by each such nominee, (4) such other information as would be required to be included pursuant to the Securities Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (5) as to the shareholder giving such notice (a) his or her name and address as they appear on our books and (b) the class and number of Banner shares which are beneficially owned by such shareholder. In addition, shareholders who intend to solicit proxies in support of director nominees other than Banner’s nominees must provide notice that sets forth the information required under Rule 14a-19(b) of the Securities Exchange Act no later than March 21, 2027.
BY ORDER OF THE BOARD OF DIRECTORS

SHERREY LUETJEN
SECRETARY, BANNER CORPORATION
Walla Walla, Washington
April 6, 2026

64	BANNER CORPORATION 2026 PROXY STATEMENT

Information About the Annual Meeting | Annual Meeting Frequently Asked Questions
Annual Meeting Frequently Asked Questions
Q.    Who is Entitled to Vote?
A.    We have fixed the close of business on March 12, 2026 as the record date for shareholders entitled to notice of and to vote at our annual meeting. You are entitled to one vote for each share of Banner common stock you own, unless you acquired more than 10% of Banner’s outstanding common stock without prior Board approval. As provided in our Restated Articles of Incorporation, for each vote in excess of 10% of the voting power of the outstanding shares of Banner’s voting stock, the record holders in the aggregate will be entitled to cast one-hundredth of a vote, and the aggregate power of these record holders will be allocated proportionately among these record holders. On March 12, 2026, there were 33,872,305 shares of Banner common stock outstanding and entitled to vote at the annual meeting.
Q.    How Do I Vote at the Annual Meeting?
A.    Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares of Banner common stock are held in your name. This section provides voting instructions only for shareholders of record. If you are a beneficial owner of Banner common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question and response.
Shares of Banner common stock can only be voted if the shareholder is present virtually or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the virtual annual meeting. You can always change your vote at the meeting if you are logged in as a “Shareholder.”
Shareholders may vote by proxy via the Internet or a toll-free telephone number, or by mailing a proxy card. Instructions for voting are found on the proxy card. Shares of Banner common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement, and FOR ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for 2026. If any other matters are properly presented at the annual meeting for action, the persons named in the proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.
You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse or other party and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

BANNER CORPORATION 2026 PROXY STATEMENT	65

Information About the Annual Meeting | Annual Meeting Frequently Asked Questions
To ensure that your shares are represented at the meeting, please take the time to submit your vote in one of the following ways:

Internet Go to www.investorvote.com/BANR or scan the QR code on your proxy card
Telephone Call 1 (800) 652-VOTE (8683) within the USA, US territories and Canada
Mail Sign, date and mail the proxy card
Q.    What if My Shares Are Held in Street Name?
A.    If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (“nominee”), the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to the rules governing brokers. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” The proposal to elect directors and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to the nominee in order to have your shares voted with respect to these proposals. The advisory ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.
If your shares are held in street name and you would like to fully participate in the annual meeting, you must register in advance. You may participate as a “Guest” without having a unique control number, but you will not have the option to vote your shares or ask questions at the virtual meeting. To fully participate in the meeting as a “Shareholder,” you must obtain a unique control number by registering in advance with Computershare and submitting proof of your proxy power (legal proxy) reflecting your Banner holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 14, 2026. (Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for your participation in the meeting.) Requests for registration should be submitted as follows:
By email: Forward the proxy-granting email from your broker, or email an image of your legal proxy, to legalproxy@computershare.com. The subject line of your email should include “Legal Proxy.”
By mail:
Computershare
Banner Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
If you register by email or if you provide an email address when registering by mail, you will receive an email from Computershare confirming your registration and providing you with your unique control number needed to participate in the virtual annual meeting as a “Shareholder.” If you do not provide an email address when registering by mail, confirmation of your registration and your unique control number will be provided by mail.

66	BANNER CORPORATION 2026 PROXY STATEMENT

Information About the Annual Meeting | Annual Meeting Frequently Asked Questions
Q.    How Many Shares Must Be Present to Hold the Meeting?
A.    A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person via the virtual meeting platform or by proxy, of at least a majority of the shares of Banner common stock entitled to vote at the annual meeting will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
Q.    What if a Quorum Is Not Present at the Meeting?
A.    If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders virtually present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.
Q.    Vote Required to Approve Proposal 1: Election of Directors
A.    Banner’s Amended and Restated Bylaws provide for the election of directors by a majority of the votes cast by shareholders in uncontested elections. Accordingly, in an uncontested election, the number of shares voted “for” a director nominee must exceed the number of shares voted “against” the nominee in order for that nominee to be elected. The following are not considered votes cast: (1) a share otherwise present at the meeting but for which there is an abstention; and (2) a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction. The term of any director who was a director at the time of the election but who does not receive a majority of votes cast in an election held under the majority vote standard will continue to serve as a director until terminated on the earliest to occur of: (1) 90 days after the date election results are determined; (2) the date the Board appoints a new director to fill the position; or (3) the date and time the director’s resignation is effective.
Banner’s Amended and Restated Bylaws provide that an election is considered a contested election if there are shareholder nominees for director pursuant to the advance notice provision who are not withdrawn by the advance notice deadline set forth in Banner’s Restated Articles of Incorporation. If the Board determines there is a contested election, the election of directors will be held under a plurality standard. Under the plurality standard, the nominees who receive the highest number of votes for the directorships for which they have been nominated will be elected.
Pursuant to our Restated Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or against each nominee, or shareholders may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the election. Our Board of Directors unanimously recommends that you vote FOR the election of each of our director nominees.
Q.    Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation
A.    The advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast, in person via the virtual meeting platform or by proxy, at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

BANNER CORPORATION 2026 PROXY STATEMENT	67

Information About the Annual Meeting | Annual Meeting Frequently Asked Questions
Q.    Vote Required to Approve Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm
A.    Ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast, in person via the virtual meeting platform or by proxy, at the annual meeting. Abstentions will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent registered public accounting firm.
Q.    May I Revoke My Proxy?
A.    You may revoke your proxy before it is voted by:
•Submitting a new proxy with a later date;
•Notifying Banner’s Secretary in writing before the annual meeting that you have revoked your proxy; or
•Voting at the virtual annual meeting.
If you plan to attend the virtual annual meeting and vote during the meeting, you must join the meeting as a “Shareholder.” If you are a shareholder of record, you will need the control number on your proxy card. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, you will need to register in advance with Computershare by following the instructions in the question above titled, “What if My Shares Are Held in Street Name?”
Q.    May I Ask A Question During the Virtual Meeting?
A.    Yes. There will be a question and answer session following the formal portion of the meeting, during which we will answer questions pertinent to our business as time allows. Questions of a similar nature may be grouped together and answered once to avoid repetition. The virtual meeting platform will allow shareholders to ask questions, provided the shareholder is logged into the meeting as a “Shareholder.” Shareholders entering the virtual meeting as “Guests” will not be able to ask questions. To ask a question during the meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to register in advance to obtain a unique control number as described in the Notice of Annual Meeting of Shareholders and in the question above titled, “What if My Shares Are Held in Street Name?”
Q:    What if I Have Trouble Accessing the Annual Meeting Virtually?
A:    The virtual meeting platform is fully supported across Microsoft Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. If you need further assistance, you may call 1-888-724-2416 (US) or 1-781-575-2748 (outside the US).

68	BANNER CORPORATION 2026 PROXY STATEMENT

Annex: Non-GAAP Reconciliation
Annex: Non-GAAP Reconciliation
Banner reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management uses both GAAP and non-GAAP financial measures as it believes the additional non-GAAP measures can provide useful and comparative information – for example, to assess trends in Banner’s core operations. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. A reconciliation of these non-GAAP financial measures, including Tangible Common Shareholders’ Equity (which is also used in the calculation of Return on Average Tangible Common Equity), which is included in this Proxy Statement, can be found beginning on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the US Securities and Exchange Commission. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies.
Non-GAAP financial measures related to our executive compensation plans, including Adjusted Revenue and Adjusted Efficiency Ratio, may vary from those disclosed in our Form 10-K and are described in the Compensation Discussion and Analysis section of this Proxy Statement. The following table sets forth the reconciliation of additional non-GAAP financial measures discussed in this Proxy Statement (dollars in thousands):

Year Ended
December 31, 2025
ADJUSTED REVENUE
Net interest income (GAAP)	$587,919
Non-interest income (GAAP)	72,814
Total revenue (GAAP)	$660,733
Exclude net loss on sale of securities	(374)
Exclude net change in valuation of financial instruments carried at fair value	1,384
Exclude net gain incurred on building and lease exits	(285)
Adjusted revenue (non-GAAP) as reported in the Form 10-K	$661,458
ADJUSTED EFFICIENCY RATIO:
Non-interest expense (GAAP)	$408,774
Exclude CDI amortization	(1,567)
Exclude state/municipal tax expense	(6,276)
Exclude REO operations	(491)
Exclude building and lease exit costs	(2,310)
Adjusted non-interest expense (non-GAAP)	$398,130

Net interest income (GAAP)	$587,919
Non-interest income (GAAP)	72,814
Total revenue (GAAP)	$660,733
Exclude net loss on sale of securities	(374)
Exclude net change in valuation of financial instruments carried at fair value	1,384
Exclude net gain incurred on building and lease exits	(285)
Adjusted revenue (non-GAAP) as reported in the Form 10-K	$661,458

Efficiency ratio (GAAP)	61.87%
Adjusted efficiency ratio (non-GAAP) for performance measure	60.19%

BANNER CORPORATION 2026 PROXY STATEMENT	69

Annex: Non-GAAP Reconciliation

Year Ended
December 31, 2025
PTPP ROA:
Income before provision for income taxes (GAAP)	$238,914
Provision for credit losses	13,045
Pretax pre-provision earnings (non-GAAP)	$251,959
Exclude CDI amortization	(1,567)
Exclude state/municipal tax expense	(6,276)
Exclude REO operations	(491)
Exclude net loss on sale of securities	(374)
Exclude net change in valuation of financial instruments carried at fair value	1,384
Adjusted Pretax pre-provision earnings (non-GAAP)	$259,283

Return on average assets (GAAP)	1.21%
PTPP ROA (non-GAAP) for performance measure	1.60%

Year Ended
December 31, 2025
Return on Average Tangible Common Equity:
Net Income (GAAP)	$195,382
Amortization of intangibles, net of tax	1,191
Tangible net income available to common shareholders (non-GAAP)	$196,573

Average common equity (GAAP)	$1,859,831
Exclude: Average goodwill and intangibles	375,318
Average tangible common equity (non-GAAP)	$1,484,513

Return on average common equity (GAAP)	10.51%
ROATCE (non-GAAP) as disclosed (net income divided by average tangible common equity)	13.16%
ROATCE (non-GAAP) for performance measure (net income before amortization of intangibles and goodwill (tax-adjusted), divided by average tangible common equity)	13.24%

70	BANNER CORPORATION 2026 PROXY STATEMENT

SKU: 004CTR0091